                                                                    Exhibit 99.1


                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                  BY AND AMONG

                              VIALOG CORPORATION,

                                   GENESYS SA

                                      AND

                               ABCD MERGER CORP.

                          Dated as of October 1, 2000

                                TABLE OF CONTENTS
                                                              Page
                                                              ----

ARTICLE I THE MERGER..........................................   3

     SECTION 1.1  THE MERGER..................................   3
     SECTION 1.2  EFFECT ON COMMON STOCK......................   4
     SECTION 1.3  EXCHANGE OF CERTIFICATES....................   7
     SECTION 1.4  TRANSFER TAXES; WITHHOLDING.................  11
     SECTION 1.5  STOCK OPTIONS; WARRANTS.....................  12
     SECTION 1.6  LOST CERTIFICATES...........................  13
     SECTION 1.7  MERGER CLOSING..............................  13
     SECTION 1.8  STOCK TRANSFER BOOKS........................  14
     SECTION 1.9  RESTRICTED STOCK............................  14
     SECTION 1.10 ANTIDILUTION PROTECTION FOR EXCHANGE RATIO..  14

ARTICLE II THE SURVIVING CORPORATION..........................  15

     SECTION 2.1  ARTICLES OF ORGANIZATION....................  15
     SECTION 2.2  BY-LAWS.....................................  15
     SECTION 2.3  OFFICERS AND DIRECTORS......................  15

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....  16
     SECTION 3.1  CORPORATE EXISTENCE AND POWER...............  16
     SECTION 3.2  CORPORATE AUTHORIZATION.....................  17
     SECTION 3.3  CONSENTS AND APPROVALS; NO VIOLATIONS.......  18
     SECTION 3.4  CAPITALIZATION..............................  20
     SECTION 3.5  SUBSIDIARIES................................  21
     SECTION 3.6  SEC DOCUMENTS...............................  23
     SECTION 3.7  FINANCIAL STATEMENTS........................  24
     SECTION 3.8  ABSENCE OF UNDISCLOSED LIABILITIES..........  24
     SECTION 3.9  PROXY STATEMENT; FORM F-4...................  25
     SECTION 3.10 ABSENCE OF MATERIAL ADVERSE CHANGES, ETC....  26

     SECTION 3.11 TAXES.......................................  29
     SECTION 3.12 EMPLOYEE BENEFIT PLANS......................  31
     SECTION 3.13 LITIGATION; COMPLIANCE WITH LAWS............  35
     SECTION 3.14 LABOR MATTERS...............................  37
     SECTION 3.15 CONTRACTS AND ARRANGEMENTS..................  37
     SECTION 3.16 ENVIRONMENTAL MATTERS.......................  38
     SECTION 3.17 INTELLECTUAL PROPERTY.......................  41
     SECTION 3.18 OPINION OF FINANCIAL ADVISOR................  44
     SECTION 3.19 BOARD RECOMMENDATION; VOTE REQUIRED.........  44
     SECTION 3.20 STATE TAKEOVER LAWS.........................  45
     SECTION 3.21 TAX TREATMENT...............................  45
     SECTION 3.22 BROKERS OR FINDERS..........................  45
     SECTION 3.23 AFFILIATE TRANSACTIONS......................  46
     SECTION 3.24 INSURANCE...................................  46
     SECTION 3.25 CUSTOMERS...................................  46
     SECTION 3.26 BRIDGE CAPACITY AND LOCATIONS...............  47
     SECTION 3.27 ACCOUNTS RECEIVABLE.........................  47
     SECTION 3.28 ACCOUNTS PAYABLE............................  48
     SECTION 3.29 NOTES EXCHANGE OFFER........................  48
     SECTION 3.30 OWNERSHIP OF CAPITAL STOCK .................  48

                                TABLE OF CONTENTS
                                   (continued)

                                                                     Page
                                                                     ----
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB...  49

  SECTION 4.1  CORPORATE EXISTENCE AND POWER.........................  49
  SECTION 4.2  AUTHORIZATION.........................................  50
  SECTION 4.3  CONSENTS AND APPROVALS; NO VIOLATIONS.................  51
  SECTION 4.4  CAPITALIZATION........................................  52
  SECTION 4.5  SUBSIDIARIES..........................................  54
  SECTION 4.6  PUBLIC DOCUMENTS......................................  55
  SECTION 4.7  FINANCIAL STATEMENTS..................................  55
  SECTION 4.8  ABSENCE OF UNDISCLOSED LIABILITIES....................  57
  SECTION 4.9  ABSENCE OF MATERIAL ADVERSE CHANGES, ETC..............  57
  SECTION 4.10 COMPANY PROXY STATEMENT; FORM F-4....................   60
  SECTION 4.11 TAXES................................................   61
  SECTION 4.12 LITIGATION; COMPLIANCE WITH LAWS.....................   62
  SECTION 4.13 LABOR MATTERS........................................   62
  SECTION 4.14 CONTRACTS AND ARRANGEMENTS............................  63
  SECTION 4.15 EMPLOYEE BENEFIT PLANS . . . . .......................  63
  SECTION 4.16 ENVIRONMENTAL MATTERS.................................  64
  SECTION 4.17 INTELLECTUAL PROPERTY.................................  65
  SECTION 4.18 MERGER SUB'S OPERATIONS...............................  66
  SECTION 4.19 TAX TREATMENT.........................................  66
  SECTION 4.20 BROKERS OR FINDERS....................................  66
  SECTION 4.21 AFFILIATE TRANSACTIONS................................  66
  SECTION 4.22 CUSTOMERS............................................   67
  SECTION 4.23 INVESTMENT COMPANY....................................  67
  SECTION 4.24 STOCK EXCHANGE LISTING................................  67
  SECTION 4.25 FORM F-4..............................................  67
  SECTION 4.26 OWNERSHIP OF CAPITAL STOCK............................  68

ARTICLE V COVENANTS OF THE PARTIES...................................  68

  SECTION 5.1  CONDUCT OF THE BUSINESS OF THE COMPANY................  68
  SECTION 5.2  CONDUCT OF THE BUSINESS OF PARENT.....................  69
  SECTION 5.3  SHAREHOLDERS' MEETING; PROXY MATERIAL.................  69
  SECTION 5.4  ACCESS TO INFORMATION; CONFIDENTIALITY AGREEMENT......  73
  SECTION 5.5  NO SOLICITATION.......................................  74
  SECTION 5.6  DIRECTOR AND OFFICER LIABILITY........................  76
  SECTION 5.7  COMMERCIALLY REASONABLE EFFORTS.......................  77
  SECTION 5.8  CERTAIN FILINGS.......................................  78
  SECTION 5.9  PUBLIC ANNOUNCEMENTS..................................  79
  SECTION 5.10 CERTAIN CONSENTS  ....................................  80
  SECTION 5.11 EMPLOYEE MATTERS......................................  80
  SECTION 5.12 TAX-FREE REORGANIZATION TREATMENT.....................  81
  SECTION 5.13 SUPPLEMENTAL WARRANT AGREEMENT........................  82
  SECTION 5.14 PARENT SHAREHOLDERS' MEETING..........................  82
  SECTION 5.15 LISTING...............................................  83
  SECTION 5.16 STATE TAKEOVER LAWS...................................  84
  SECTION 5.17 CERTAIN NOTIFICATIONS.................................  84
  SECTION 5.18 POOLING...............................................  84
  SECTION 5.19 AFFILIATE AGREEMENTS..................................  85
  SECTION 5.20 LETTERS OF ACCOUNTANTS................................  85
  SECTION 5.21 VOTING AGREEMENTS.....................................  86
  SECTION 5.22 SUPPLEMENTAL INFORMATION..............................  86

                                TABLE OF CONTENTS
                                   (continued)

                                                                     Page
                                                                     ----
  SECTION 5.23 PARENT BOARD OF DIRECTORS ............................  87
  SECTION 5.24 POST-CLOSING FINANCIAL STATEMENTS.....................  87
  SECTION 5.25 FURTHER ASSURANCES ...................................  87


ARTICLE VI CONDITIONS TO THE MERGER..................................  88

  SECTION 6.1  CONDITIONS TO EACH PARTY'S OBLIGATIONS................  88
  SECTION 6.2  CONDITIONS TO THE COMPANY'S OBLIGATION TO CONSUMMATE
               THE MERGER............................................  89
  SECTION 6.3  CONDITIONS TO PARENT'S AND MERGER SUB'S OBLIGATIONS
               TO CONSUMMATE THE MERGER..............................  91

ARTICLE VII TERMINATION..............................................  92

  SECTION 7.1  TERMINATION...........................................  92
  SECTION 7.2  EFFECT OF TERMINATION.................................  96
  SECTION 7.3  FEES..................................................  96

ARTICLE VIII MISCELLANEOUS........................................... 100

  SECTION 8.1  NOTICES............................................... 100
  SECTION 8.2  SURVIVAL OF REPRESENTATIONS AND WARRANTIES............ 101
  SECTION 8.3  INTERPRETATION........................................ 102
  SECTION 8.4  AMENDMENTS, MODIFICATION AND WAIVER................... 103
  SECTION 8.5  SUCCESSORS AND ASSIGNS................................ 103
  SECTION 8.6  SPECIFIC PERFORMANCE.................................. 103
  SECTION 8.7  GOVERNING LAW; SUBMISSION TO JURISDICTION............. 104
  SECTION 8.8  SEVERABILITY.......................................... 105
  SECTION 8.9  THIRD PARTY BENEFICIARIES............................. 105
  SECTION 8.10 ENTIRE AGREEMENT...................................... 106
  SECTION 8.11 COUNTERPARTS; EFFECTIVENESS........................... 106

EXHIBITS

A - Amendments to Articles of Organization of the Surviving Corporation

B - Amendments to By-laws of the Surviving Corporation

C - Form of Parent Tax Representation Letter

D - Form of Company Tax Representation Letter

E - Form of Voting Agreement

F-1 - Form of Opinion of Marie Capela-Laborde

F-2 - Form of Opinion of Cleary, Gottlieb, Steen & Hamilton

F-3 - Form of Opinion of Cadwalader, Wickersham & Taft

SCHEDULES

3.1 Company Qualifications

3.3(a) Company Agreements

3.5 (a) and (b) Company Subsidiaries

3.10 (e), (f), (g), and (h) Company Actions

3.11(a) Company Tax Matters

3.12 (a), (f), (i), and (j) Company Employee Benefit Plans

3.13 Company Litigation

3.14 Company Labor Matters

3.17 (a) and (g) Company Intellectual Property

3.22 Company Brokers or Finders

3.25 Company Customers

3.26 Company Bridge Capacity

4.1 Parent Qualifications

4.3 Parent Agreements

4.4 Parent Securities

4.5 (a) Parent Subsidiaries

4.5 (b) Parent Liens

4.8 Parent Liabilities

4.9 Parent Material Changes

4.11 (a) Parent Tax Matters

6.3(e) Employees Requested to Sign Employment Agreements

          AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of October 1, 2000 (this "Agreement"), by and among Vialog Corporation, a Massachusetts
               ---------
corporation (the "Company"), Genesys SA, a corporation (societe anonym)
                  -------                               ------- ------
organized under the laws of France ("Parent"), and ABCD Merger Corp., a
                                     ------
Massachusetts corporation and a direct wholly-owned subsidiary of Parent

("Merger Sub").
------------

                               W I T N E S S E T H

          WHEREAS, Parent, Merger Sub and the Company and the respective Boards of Directors thereof deem it advisable and in the best interests of their respective corporations and the stockholders thereof to merge Merger Sub with and into the Company pursuant to the provisions of the Business Corporation Law of the Commonwealth of Massachusetts (the "Massachusetts BCL");
                                           -----------------

          WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company, and Parent as sole shareholder of Merger Sub, have each approved this Agreement and the merger of Merger Sub with and into the Company, upon the terms and subject to the conditions set forth herein, and in accordance with the Massachusetts BCL, whereby each issued and outstanding share of common stock, par value $.01 per share, of the Company (the "Common Stock") (other than shares
                                               ------------
of Common Stock owned, directly or indirectly, by the Company or by Merger Sub immediately prior to the Effective Time (as defined in Section 1.1(b) hereof)), will, upon the terms and subject to the conditions and limitations set forth herein, be converted into a fraction of a Parent American Depositary Share (collectively, the "ADSs"), each of which ADS represents one-half of a share,
                    ----
nominal value 30 French francs per share,
of Parent (the "Parent Shares") in accordance with the provisions of Article I
                -------------
of this Agreement;

          WHEREAS, as a condition and inducement to Parent's and Merger Sub's entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, Parent is entering into a Voting Agreement with certain shareholders of the Company, dated the date hereof (the "Voting Agreement"), pursuant to which, among other things,
                      ----------------
such shareholders have agreed, subject to the terms and conditions contained therein, to vote all shares of Common Stock then owned by such shareholders to approve and adopt this Agreement and the transactions contemplated hereby, and have granted to Parent a proxy coupled with an interest to vote their shares of Common Stock upon the terms and subject to the conditions set forth therein; and

          WHEREAS, for U.S. federal income tax purposes, the Merger (as defined in Section 1.1(a) hereof) is intended to qualify as a "reorganization" under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code").
                 ----

          NOW, THEREFORE, in consideration of the representations, warranties, covenants, agreements and conditions set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I
                                   THE MERGER
     SECTION 1.1   THE MERGER.

          (a) Upon the terms and subject to the conditions of this Agreement, and in accordance with the Massachusetts BCL, at the Effective Time (as defined in Section 1.1(b) hereof), Merger Sub shall be merged (the "Merger") with and
                                                            ------
into the Company, whereupon the separate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation of the Merger (the

"Surviving Corporation") and shall continue to be governed by the laws of the
----------------------
Commonwealth of Massachusetts and shall continue under the name "Patriot Corporation."

          (b) Concurrently with the Closing (as defined in Section 1.7 hereof), the Company, Parent and Merger Sub shall cause the Merger to be consummated by filing, as soon as practicable after the Closing, this Agreement or articles of merger (the "Articles of Merger") with the State Secretary of the Commonwealth
             ------------------
of Massachusetts (the "Secretary of State") in accordance with the relevant
                       ------------------
provisions of the Massachusetts BCL. The Merger shall become effective on the date and time at which this Agreement or the Articles of Merger have been duly filed with the Secretary of State or at such other date and time as is agreed in writing between the parties and specified in the Articles of Merger, and such date and time is hereinafter referred to as the "Effective Time."
                                                 --------------

          (c) The Merger shall have the effects set forth in the applicable provisions of the Massachusetts BCL. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, the Surviving Corporation shall possess all properties, rights, privileges, immunities, powers and franchises and be subject to all of the obligations, restrictions, liabilities, debts and duties of the Company and Merger Sub.

     SECTION 1.2   EFFECT ON COMMON STOCK.

          (a) CANCELLATION OF SHARES OF COMMON STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each share of Common Stock held by the Company as treasury stock and each share of Common Stock owned by Merger Sub immediately prior to the Effective Time shall automatically be cancelled and retired and cease to exist, and no consideration or payment shall be delivered therefor or in respect thereto. All shares of Common Stock to be converted into ADSs pursuant to this
Section 1.2 shall, by virtue of the Merger and without any action on the part of the holders thereof, cease to be outstanding, be cancelled and retired and cease to exist, and each holder of a certificate (representing prior to the Effective Time any such shares of Common Stock) shall thereafter cease to have any rights with respect to such shares of Common Stock, except the right to receive (i) the ADSs representing Parent Shares into which such shares of Common Stock have been converted, (ii) any dividend and other distributions in accordance with Section 1.3(c) hereof and (iii) any cash, without interest, to be paid in lieu of any fraction of an ADS in accordance with Section 1.3(d) hereof.

        (b) CAPITAL STOCK OF MERGER SUB. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into 140,000 shares of common stock, par value $.01 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and such shares shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

  (c) CONVERSION OF SHARES OF COMMON STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, subject to Section 1.3(d) hereof, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of

Common Stock referred to in the first sentence of Section 1.2(a) hereof and Dissenting Shares (as defined in Section 1.2(d)) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive 0.5126 ADSs (the "Exchange Ratio")(which, together with any
                                   --------------
cash in lieu of a fractional ADS paid pursuant to Section 1.3(d) hereof, shall be the "Merger Consideration"). Notwithstanding the foregoing, (i) if the
        --------------------
"Effective Time Parent Share Price" (as hereafter defined) shall be greater than $59.5092, the Exchange Ratio shall be 1.15 multiplied by one over the fraction representing the number of Parent Shares per ADS, multiplied by the amount determined by dividing $13.2616 by the Effective Time Parent Share Price, and
(ii) if the Effective Time Parent Share Price shall be less than $43.9851, the Exchange Ratio shall be 0.85 multiplied by one over the fraction representing the number of Parent Shares per ADS, multiplied by the amount determined by dividing $13.2616 by the Effective Time Parent Share Price; provided that (x) if
                                                            -------------
the Effective Time Parent Share Price is less than $33.6356, the Exchange Ratio shall be 0.6703; and (y) if the Effective Time Parent Share Price is greater than $69.8587, the Exchange Ratio shall be 0.4366. In any case, the Exchange Ratio shall be rounded to the nearest 1/10,000 of a share.

For purposes of this Agreement, the "Signing Date Parent Share Price Equivalent"
                                     ------------------------------------------
shall be the U.S. dollar equivalent (based on the spot exchange rate between the U.S. dollar and the euro for each relevant date, as published in the Wall Street
                                                                     -----------
Journal) of the volume-weighted average (as mutually determined by Parent and
-------
the Company) of the closing share prices (expressed in euros) of the Parent Shares on the Nouveau Marche of the Paris BourseSBF S.A. (the "Nouveau Marche") based on the closing share prices and trading volumes reported by Reuters (or, if not so reported, as reported by any other authoritative source mutually agreed upon by Parent and the Company) on the ten (10) consecutive trading days ending on the second trading day immediately prior to the earlier of (i) the execution of this

Agreement and (ii) the first public announcement of the Merger by any of the parties to this Agreement. For purposes of this Agreement, the "Effective Time Parent Share Price" shall be the U.S. dollar equivalent (based on the spot exchange rate between the dollar and the euro for each relevant date as published in the Wall Street Journal) of the volume-weighted average (as
                 -------------------
mutually determined by Parent and the Company) of the closing prices of the Parent Shares on the Nouveau Marche for the ten (10) consecutive trading days ending on the second trading day prior to the date of the Special Meeting (so long as the Closing Date occurs within five business days of the Special Meeting or, if the Closing Date is more than five business days after the Special Meeting, the Closing Date), based on the closing share prices and trading volumes reported by Reuters (or, if not so reported, as reported by any other authoritative source mutually agreed upon by Parent and the Company). All ADSs issued as part of the Merger Consideration shall be validly issued, fully paid and non-assessable.

        (d) DISSENTING SHARES. (i) Notwithstanding any provision of this Agreement to the contrary, any shares of Common Stock held by a holder who has demanded and perfected dissenters' rights for such shares in accordance with the Massachusetts BCL and who, as of the Effective Time, has not effectively withdrawn or lost such dissenters' rights ("Dissenting Shares") shall not be
                                            -----------------
converted into or represent a right to receive ADSs pursuant to Section 1.2(c), but the holder thereof shall only be entitled to such rights as are granted by the Massachusetts BCL, and any such payments for such Dissenting Shares shall be made by the Company with its own funds.

       (ii)  Notwithstanding the provisions of subsection (i) above,

if any holder of shares of Common Stock who demands purchase of such shares under the Massachusetts BCL shall effectively withdraw or lose (through failure to perfect or otherwise) such holder's dissenters' rights, then, as of the later of (A) the Effective Time or (B) the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive ADSs and cash in lieu of any fractional ADSs as provided herein, without interest thereon, upon surrender of the certificate formerly representing such shares.

             (iii) The Company shall give Parent (A) prompt notice of its receipt of any written demands for purchase of any shares of Common Stock, withdrawals of such demands, and any other instruments relating to the Merger served pursuant to the Massachusetts BCL and received by the Company and (B) the opportunity to participate in all negotiations and proceedings with respect to demands for purchase of any shares of Common Stock under the Massachusetts BCL. The Company shall not, except with the prior written consent of Parent or as may be required under applicable laws (in which case Company shall provide prior notice to Parent), voluntarily make any payment with respect to any demands for the purchase of Common Stock or offer to settle or settle any such demands.

     SECTION 1.3   EXCHANGE OF CERTIFICATES.

          (a)  Prior to the mailing of the Proxy Statement (as defined in
Section 5.3(c) hereof) Bank of New York or such other bank, trust company, Person or Persons as shall be designated by Parent and be reasonably acceptable to the Company shall act as the depositary and exchange agent for the delivery of the ADSs in exchange for shares of Common Stock (the "Exchange Agent") in
                                                         --------------
connection with the Merger. At or promptly following the Effective Time, Parent shall deposit, or cause to be deposited, with the Exchange Agent the receipts

("ADRs"), representing ADSs, for the benefit of the holders of shares of Common
------
Stock which are converted into ADSs pursuant to Section 1.2(c) hereof (together with cash as required to (i) pay any dividends or distributions with respect thereto in accordance with Section 1.3(c) hereof and (ii) make payments in lieu of fractional ADSs, pursuant to Section 1.3(d) hereof (collectively, such cash is hereinafter referred to as the "Exchange Fund")). To the extent required, the
                                   -------------
Exchange Agent will
requisition from the depositary for the ADSs (the "Depositary"), from time to
                                                   -----------
time, such number of ADSs as are issuable in exchange for shares of Common Stock properly delivered to the Exchange Agent. For purposes of this Agreement, "Person" means any natural person, firm, individual, corporation, limited
 ------
liability company, partnership, association, joint venture, company, business trust, trust or any other entity or organization, whether incorporated or unincorporated, including a government or political subdivision or any agency or instrumentality thereof.

          (b) As of or promptly following the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail (and to make available for collection by hand delivery) to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding shares of Common Stock (other than Dissenting Shares) (the

"Certificates"), (i) a letter of transmittal (which shall specify that delivery
-------------
shall be effected, and risk of loss and title to the Certificate or Certificates shall pass, only upon proper delivery of the Certificate or Certificates to the Exchange Agent in the form and with such other provisions as Parent and the Company may reasonably specify) and (ii) instructions for effecting the surrender of the Certificates in exchange for a certificate or certificates representing ADRs evidencing that number of whole ADSs, if any, into which the number of shares of Common Stock previously represented by such Certificate shall have been converted pursuant to this Agreement (which instructions shall provide that at the election of the surrendering holder, Certificates may be surrendered, and ADRs evidencing the ADSs in exchange therefor collected, by hand delivery). Upon surrender of a Certificate for cancellation to the Exchange Agent, together with a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate or Certificates shall be entitled to receive, in exchange therefor, ADRs evidencing the number of whole ADSs for each share of Common Stock formerly represented by such Certificate or Certificates, and such ADRs shall be mailed (or made available for collection by hand delivery if so elected by the surrendering holder) within fifteen business days of receipt of the Certificate or Certificates (but in no case prior to the Effective Time), and the Certificate or Certificates so surrendered shall be forthwith cancelled. The Exchange Agent shall accept such Certificate or Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. No interest shall be paid or accrued, for the benefit of holders of the Certificates, on the cash payable pursuant to subsections (c) and (d) below upon the surrender of the Certificates.

          (c)  Until such Certificate is surrendered in accordance with this
Article I, no dividends or other distributions that are payable to holders of Parent Shares with a record date on or after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the ADSs represented thereby by reason of the conversion of shares of Common Stock pursuant to Sections 1.2(c) hereof and no cash payment in lieu of fractional ADSs shall be paid to any such holder pursuant to Section 1.3(d) hereof. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid, without interest, to the person in whose name the ADSs representing such securities are registered (i) at the time of such surrender, the amount of any cash payable in lieu of fractional ADSs to which such holder is entitled pursuant to Section 1.3(d) hereof and the proportionate amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to ADSs, and (ii) at the appropriate payment date or as promptly as practicable thereafter, the proportionate amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such ADSs.

          (d) Notwithstanding any other provision of this Agreement, no fraction of an ADS will be issued and no dividend or other distribution, stock split or interest with respect to Parent Shares shall relate to any fractional ADS, and any such fractional interest shall not entitle the owner thereof to vote or to any rights as a security holder of the ADSs. In lieu of any such fractional security, each holder of shares of Common Stock otherwise entitled to a fraction of an ADS will be entitled to receive in accordance with the provisions of this Section 1.3 from the Exchange Agent a cash payment equal to the product obtained by multiplying such fraction of an ADS by the Effective Time Parent Share Price and the fraction representing the number of Parent Shares per ADS; provided, however, that all fractional share amounts held by a
                --------  -------
holder of Common Stock shall be aggregated and cash payments made hereunder for fractional shares shall only be made for the fractional share amount remaining after such aggregation.

          (e) Any portion of the Exchange Fund which remains undistributed to the holders of the Certificate or Certificates for one year after the Effective Time shall be delivered, upon demand, to a depositary or another agent in the United States designated by Parent and reasonably acceptable to the Company and any holders of shares of Common Stock prior to the Merger who have not theretofore complied with this Article I shall thereafter look for payment of their claim, only to such depositary or agent for their claim for ADSs, any cash (without interest) to be paid in lieu of any fractional ADSs, and any dividends or other distributions with respect to ADSs to which such holders may be entitled.

          (f) None of Parent, Merger Sub, the Company or the Exchange Agent shall be liable to any Person in respect of any ADSs held in the Exchange Fund (and any cash, dividends or other distributions payable in respect thereof) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate or Certificates shall not have been surrendered prior to one year after the

Effective Time (or immediately prior to such earlier date on which (i) any ADSs, (ii) any cash in lieu of fractional ADSs or (iii) any dividends or distributions with respect to ADSs in respect of such Certificate or Certificates would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.3(b) hereof), any such ADSs, cash, dividends or distributions in respect of such Certificate or Certificates shall, to the extent permitted by applicable law, become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.

     SECTION 1.4 TRANSFER TAXES; WITHHOLDING. If any certificate for an ADS is to be issued to, or cash is to be remitted to, a Person (other than the Person in whose name the Certificate surrendered in exchange therefor is registered), it shall be a condition of such exchange that the Certificate or Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange shall pay to the Exchange Agent any transfer or other Taxes (as defined in Section 3.11(b) hereof) required by reason of the issuance of the ADSs (or cash in lieu of fractional ADSs) to a Person other than the registered holder of the Certificate or Certificates so surrendered, or shall establish to the satisfaction of the Exchange Agent that such Tax either has been paid or is not applicable. Parent or the Exchange Agent shall be entitled to deduct and withhold from the ADSs (or cash in lieu of fractional ADSs) otherwise payable pursuant to this Agreement to any holder of shares of Common Stock such amounts as Parent or the Exchange Agent are required to deduct and withhold under the Code, or any provision of state, local or foreign Tax law, with respect to the making of such payment.

     SECTION 1.5   STOCK OPTIONS; WARRANTS.

          (a) Each option granted to a Company employee, consultant or director of the Company or any Subsidiary of the Company to acquire shares of Common Stock, which is outstanding immediately prior to the Effective Time ("Option") shall remain outstanding and continue to be effective in accordance
  ------
with its terms. Upon exercise of any such Option, the Person entitled to receive shares of Common Stock shall be deemed to automatically offer to exchange such Common Stock for a number of ADSs, determined by multiplying (i) the number of shares of Common Stock to be received upon such exercise by (ii) the Exchange Ratio (rounded down to the nearest whole ADS), provided, however, that in the
                                               --------  -------
case of an Option that is intended to qualify as an incentive stock option under
Section 422 of the Code, the conversion formula shall be adjusted if necessary to conform with Section 424(a) of the Code. The aggregate exercise price payable by any Person who holds an Option immediately prior to the Effective Time shall be reduced by an amount equal to the product of (w) the fractional number of ADSs not delivered as a result of the rounding-down required by clause (ii) of the preceding sentence, (x) the Exchange Ratio and (y) the average of the closing prices of the Parent Shares on the Nouveau Marche during the period of ten trading days ending two trading days prior to the Closing Date and (z) the fraction of a Parent Share represented by an ADS.

          (b) Each of the warrants of the Company expiring November 15, 2001 to purchase 10.0886 shares of Common Stock at an exercise price of $.01 per share (the "Warrants"), which is outstanding immediately prior to the Effective Time, shall remain outstanding and continue to be effective in accordance with its terms and the terms of the supplemental warrant agreement that is required to be entered into with respect to the Warrants prior to the Effective Time pursuant to Section 5.01 of the Warrant Agreement dated as of November 12, 1997 (the "Company Warrant Agreement") between the Company and State Street Bank and Trust Company, as Warrant Agent. Following the

Effective Time, each Warrant shall represent the right to acquire Parent ADSs in accordance with the Company Warrant Agreement and the supplemental warrant agreement.

          (c) Parent shall take such corporate action as may be necessary or appropriate to, as soon as practicable, but in no event more than five business days following the Effective Time, file a registration statement on Form F-1 (or any successor or other appropriate form) with respect to the ADSs deliverable upon the exchange of Common Stock received upon exercise of an Option or Warrant to the extent such registration is required under applicable law in order for such ADSs to be sold without restriction in the United States, and Parent shall use commercially reasonable efforts to maintain the effectiveness of such registration statement for so long as any Option or Warrant remains outstanding.

     SECTION 1.6 LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the ADSs to which the holder thereof is entitled pursuant to this
Article I.

     SECTION 1.7 MERGER CLOSING. Subject to the satisfaction or waiver of the conditions set forth in Article VI hereof, the closing of the Merger (the

"Closing") will take place at 10:00 a.m., New York City time, on a date to be
--------
specified by the parties hereto, and no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VI hereof, at the offices of Breslow & Walker, LLP, 767 Third Avenue, New York,

N.Y. 10017, unless another time, date or place is agreed to by the parties hereto (such date, the "Closing Date").
                        ------------

     SECTION 1.8 STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Common Stock thereafter on the records of the Company, except upon the exercise of Options in accordance with the terms of this Agreement. From and after the Effective Time, the holders of Certificates shall cease to have any rights with respect to shares of Common Stock, except as otherwise provided in this Agreement or by applicable law. If, after the Effective Time, shares of Common Stock are presented to the Surviving Corporation, they shall be canceled and exchanged for cash or certificates representing ADSs, in accordance with the procedures set forth herein.

     SECTION 1.9 RESTRICTED STOCK. Any unvested shares of restricted stock existing at the Effective Time shall be converted into ADSs pursuant to Section 1.2(c) hereof and shall continue to vest upon the same terms and conditions as under the applicable Plan and/or restricted stock agreement.

     SECTION 1.10 ANTIDILUTION PROTECTION FOR EXCHANGE RATIO. If, between the date of this Agreement and the Effective Time, the outstanding Parent Shares or shares of Common Stock of the Company shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, stock split, combination or exchange of shares or if a stock dividend or dividend payable in any other securities of the Company or Parent shall be declared with a record date within such period, or if any similar event shall have occurred, the Exchange Ratio shall be appropriately adjusted to provide to the holders of Common Stock of the

Company the same economic effect as contemplated by this Agreement prior to such event.

                                   ARTICLE II
                           THE SURVIVING CORPORATION

     SECTION 2.1 ARTICLES OF ORGANIZATION. At the Effective Time and without any further action on the part of the Company or Merger Sub, the Articles of Organization of the Company, as in effect immediately prior to the Effective Time, shall be amended as of the Effective Time in the manner set forth in Exhibit A and, as so amended, such articles of organization shall be the Articles of Organization of the Surviving Corporation until thereafter amended as provided by law and by such Articles of Organization of the Surviving Corporation.

     SECTION 2.2 BY-LAWS. At the Effective Time, and without any further action on the part of the Company or Merger Sub, the by-laws of the Company as in effect at the Effective Time shall be amended as of the Effective Time in the manner set forth in Exhibit B and, as so amended and restated, such by-laws shall be the by-laws of the Surviving Corporation until thereafter amended in accordance with applicable law, the Articles of Organization of such entity and the by-laws of such entity.

     SECTION 2.3   OFFICERS AND DIRECTORS.

          (a) From and after the Effective Time, the persons named below shall be the officers of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified in accordance with applicable law.

          Name               Office
          ----               ------
          Kim Mayyasi        Chief Executive Officer

          Margie Medalle     President
          Kevin Fletcher     Clerk

          (b) The Board of Directors of the Surviving Corporation effective as of, and immediately following, the Effective Time shall consist of the directors of Merger Sub immediately prior to the Effective Time.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent and Merger Sub as follows:

     SECTION 3.1 CORPORATE EXISTENCE AND POWER. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and has all corporate powers and all governmental licenses, authorizations, consents and approvals (collectively, "Licenses")
                                                                 --------
required to conduct its business as now conducted except for failures to have any such License which would not, in the aggregate, have a Company Material Adverse Effect (as defined below). The Company is duly qualified to do business as a foreign corporation and is in good standing in those jurisdictions specified in Schedule 3.1 to this Agreement, which are the only jurisdictions where the character of the property owned, leased or operated by it or the nature of its activities makes such qualification necessary, except in such jurisdictions where failures to be so qualified would not reasonably be expected to, in the aggregate, have a Company Material Adverse Effect. As used herein, the term "Company Material Adverse Effect" means a material adverse effect on
          -------------------------------
the financial condition, business, assets, prospects or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that in
                                                    --------  -------
no event shall any effect that results from (x) the public announcement or pendency of the transactions contemplated hereby or any actions taken in compliance with this Agreement, (y) changes affecting the audio, video and internet teleconferencing industries generally and which do not disproportionately materially affect the Company or (z) changes affecting the United States economy generally, constitute a Company Material Adverse Effect. The Company has heretofore furnished to Parent true and complete copies of the Articles of Organization and the by-laws of the Company as in effect on the date hereof. The Company's Articles of Organization and bylaws are in full force and effect. The Company is not in violation of any of the provisions of the Company's Articles of Organization or its bylaws.

     SECTION 3.2 CORPORATE AUTHORIZATION. The Company has all requisite corporate power and authority to execute and deliver this Agreement and, subject to approval of the Company's shareholders, as set forth in Section 3.19 hereof and as contemplated by Section 5.3 hereof, to perform its obligations hereunder and consummate the Merger and the other transactions contemplated hereunder. The execution and delivery of this Agreement and the performance of its obligations hereunder and the consummation of the Merger and the other transactions contemplated hereby have been duly and validly authorized, and this Agreement has been approved, by the Board of Directors of the Company and no approvals, authorizations or other corporate proceedings, on the part of the Company, other than the approval of the Company's shareholders, are necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, upon the execution and delivery of this Agreement by Parent and Merger Sub, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally.

     SECTION 3.3   CONSENTS AND APPROVALS; NO VIOLATIONS.

          (a) Neither the execution and delivery of this Agreement nor the performance by the Company of its obligations hereunder will (i) conflict with or result in any breach of any provision of the Articles of Organization or the by-laws of the Company; (ii) except as set forth in Schedule 3.3(a) to this Agreement, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or obligation to repurchase, repay, redeem or acquire or any similar right or obligation) under any of the terms, conditions or provisions of any note, mortgage, letter of credit, other evidence of indebtedness, guarantee, license, lease or agreement or similar instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their respective assets may be bound (except that the Company will be required to repay its outstanding $75,000,000 12 3/4% Series B Senior Notes due November 15, 2001 (the "High Yield Notes") upon consummation
                                           ----------------
of the Merger if the Company does not satisfy the debt incurrence test contained in Section 4.04(b) of the Indenture under which the High-Yield Notes were issued (the "Company Indenture") or, if the Company does satisfy such test, will be required to offer to purchase the High-Yield Notes not later than 60 days following the Effective Time) or (iii) assuming that the filings, registrations, notifications, authorizations, consents and approvals referred to in subsection
(b) below have been obtained or made, as the case may be, violate any order, injunction, decree, statute, rule or regulation of any Governmental Entity to which the Company or any of its Subsidiaries is subject, excluding from the foregoing clauses (ii) and (iii) such requirements, defaults, breaches, rights or violations that would not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect (without giving effect to clause (x) of the definition of Company Material Adverse Effect) and would not reasonably be expected to have a material adverse effect on, or materially delay, the ability of the Company to perform its obligations hereunder.

          (b) No filing or registration with, notification to, or authorization, consent or approval of, any government or any agency, court, tribunal, commission, board, bureau, department, political subdivision or other instrumentality of any government (including any regulatory or administrative agency), whether federal, state, multinational (including, but not limited to, the European Community), provincial, municipal, domestic or foreign (each, a

"Governmental Entity") is required in connection with the execution and delivery
--------------------
of this Agreement by the Company or the performance by the Company of its obligations hereunder, except (i) the filing of the Articles of Merger in accordance with the Massachusetts BCL and filings to maintain the good standing of the Surviving Corporation; (ii) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), the EC Merger Regulations (as
                                       -------
defined below) or any foreign laws regulating competition, antitrust, investment or exchange controls; (iii) compliance with any applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), and the Securities Exchange Act of 1934, as amended, and
      --------------
the rules and regulations thereunder (the "Exchange Act"); (iv) compliance with
                                           ------------
any applicable requirements of state blue sky or takeover laws and (v) such other consents, approvals, orders, authorizations, notifications, registrations, declarations and filings, the failure of which to be obtained or made (A) would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect and (B) would not have a material adverse effect on, or materially delay, the ability of the Company to perform its obligations hereunder. For purposes of this Agreement, "EC Merger Regulations"
                                                        ---------------------
mean Council Regulation (EEC) No. 4064/89 of December 21, 1989 on the Control of Concentrations Between Undertakings, OJ (1989) L 395/1, as amended, and the regulations and decisions of the Commission of the European Community or other organs of the European Union or European Community implementing such regulations.

     SECTION 3.4 CAPITALIZATION. The authorized capital stock of the Company consists of 30,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $.01 per share, of the Company (the "Preferred Stock"). As of
                                                      ---------------
September 29, 2000, there were (i) 9,532,676 shares of Common Stock issued and 9,522,045 shares of Common Stock outstanding, (ii) 10,631 shares of Common Stock held in treasury, (iii) an aggregate of 4,027,022 shares of Common Stock reserved for issuance upon exercise of options or warrants, (iv) 36,877 issued and outstanding Warrants and (v) no shares of Preferred Stock issued and outstanding. All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive rights. As of September 29, 2000, there were outstanding Options to purchase 2,411,136 shares of Common Stock. The Company has provided to Parent schedules detailing each outstanding Option, the name of the holder of such Option, the number of shares of Common Stock subject to such Option, the exercise price of such Option and the vesting schedule of such Option, including the extent vested to date and whether the exercisability of such Option will be accelerated and become exercisable by the transactions contemplated by this Agreement. Except as set forth in this Section 3.4 and except for changes since September 29, 2000 resulting from the exercise of Options outstanding on such date, there are outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company or any Subsidiary of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company and
(iii) no options or other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in the preceding clauses (i), (ii) and (iii) being referred to collectively as the "Company Securities"). At the date of this Agreement, the
                        ------------------
number of shares of Common Stock issued and outstanding or deemed to be issued and outstanding on a "fully-diluted" basis, after giving effect to the assumed issuance of shares of Common Stock upon the exercise of Options and Warrants (taking such Options and Warrants into account on the "treasury method" using the price per share of Common Stock utilized in calculating the Exchange Ratio) is 11,402,774 shares of Common Stock. There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities. No Subsidiary of the Company owns any capital stock or other voting securities of the Company. There are no outstanding contractual obligations of the Company to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. Except as described in the final prospectus dated February 5, 1999 for the initial public offering of 4,867,826 shares of Common Stock, the Company has not agreed to register any Company Securities under the Securities Act or under any state securities law or granted registration rights to any person or entity (which rights are currently exercisable). The Company does not know of any person who beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) more than 5% of the outstanding Common Stock, except for John Hassett.

     SECTION 3.5   SUBSIDIARIES.

          (a) Each Subsidiary of the Company that is actively engaged in any business or owns any material assets (each, an "Active Company
                                                --------------

Subsidiary") (i) is a corporation duly incorporated, validly existing and in
----------
good standing under the laws of its jurisdiction of incorporation, (ii) has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to conduct its business as now conducted and
(iii) is duly qualified to do business as a foreign corporation and is in good standing in those jurisdictions specified in Schedule 3.5(a) to this Agreement which are the only jurisdictions where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where any failures to be so qualified would not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect. For purposes of this Agreement, "Subsidiary" means with respect to any Person, any ---------- corporation or other legal entity of which such Person owns, directly or indirectly, more than 50% of the outstanding stock or other equity interests, the holders of which are entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity. All Active Company Subsidiaries and their respective jurisdictions of incorporation and the percentage of each such Subsidiary's outstanding capital stock or equity interest owned by the Company are accurately identified in Schedule 3.5 to this Agreement. The Company does not own, directly or indirectly, any capital stock or other equity interest in any corporation, partnership, joint venture or other entity or enterprise, except for the Active Company Subsidiaries.

          (b) Except as set forth in Schedule 3.5(b) to this Agreement, (i) all of the outstanding shares of capital stock of each Subsidiary of the Company are duly authorized, validly issued, fully paid and nonassessable, and such shares are owned by the Company or by a Subsidiary of the Company free and clear of any Liens (as defined hereafter) or limitations on voting rights; (ii) there are no subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character relating to the issuance, transfer, sale, delivery, voting or redemption (including any rights of conversion or exchange under any outstanding security or other instrument) for any of the capital stock or other equity interests of any of such Subsidiaries; and (iii) there are no agreements requiring the Company or any of its Subsidiaries to make contributions to the capital of, or lend or advance funds to, any Subsidiaries of the Company. For purposes of this Agreement, "Lien" means, with respect to any asset, any mortgage, lien, pledge,
            ----
charge, security interest or encumbrance of any kind in respect of such asset.

     SECTION 3.6 SEC DOCUMENTS. The Company has timely filed with the Securities and Exchange Commission (the "SEC") all required reports, proxy
                                         ---
statements, registration statements, forms and other documents required to be filed by it with the SEC since February 5, 1999 (the "Company SEC Documents").
                                                      ---------------------
As of their respective dates, and giving effect to any amendments thereto, the Company SEC Documents (including any financial statements and schedules included therein) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the applicable rules and regulations of the SEC promulgated thereunder, each as in effect on the date so filed, and none of the Company SEC Documents, when filed (or, if amended or superseded by a filing prior to the date hereof, then on the date of such filing), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No forms, reports and documents filed after the date of this Agreement and prior to the Effective Time by the Company will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is subject to the periodic reporting requirements of the Exchange Act or is required to file any form, report or other document with the SEC, the American Stock Exchange, Inc. (the "AmEx") or any other stock exchange or Governmental Entity.

     SECTION 3.7 FINANCIAL STATEMENTS. The financial statements of the Company (including, in each case, any notes and schedules thereto) included in the Company SEC Documents (a) were prepared from the books and records of the Company and its Subsidiaries, (b) comply as to form in all material respects with all applicable accounting requirements and the rules and regulations of the SEC with respect thereto, (c) are in conformity with generally accepted accounting principles in the United States ("U.S. GAAP"), applied on a consistent basis (subject to normal and recurring year-end audit adjustments in the case of unaudited statements, as permitted by Form 10-Q under the Exchange
Act) during the periods involved (except in the case of audited financial statements, as set forth in the notes thereto) and (d) fairly present, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, for the absence of footnotes and to normal and recurring year-end audit adjustments which were not and are not expected to be, individually or in the aggregate, material in amount).

     SECTION 3.8 ABSENCE OF UNDISCLOSED LIABILITIES. Except as and to the extent disclosed or reserved against on the balance sheet of the Company as of December 31, 1999 included in the Company SEC Documents filed prior to the date hereof, and except for liabilities and obligations incurred since December 31, 1999 in the ordinary course of business consistent with prior practice, neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, individually or in the aggregate, have had or could have a Company Material Adverse Effect. Without limiting the generality of the foregoing, the Company's reserves for restructuring charges at June 30, 2000 are adequate to provide for the payment of all remaining costs and expenses incurred or anticipated to be incurred by the Company or any of its Subsidiaries in connection with (i) the consolidation of its Atlanta, Georgia and Montgomery, Alabama, Operating Centers in 1998 and
(ii) the consolidation of its Oradell, New Jersey, Danbury, Connecticut, Palm Springs, California and Houston, Texas Operating Centers in 1999.

     SECTION 3.9   PROXY STATEMENT; FORM F-4.

          (a) None of the information contained or incorporated by reference in the Proxy Statement (defined in Section 5.3(c)) (and any amendments thereof or supplements thereto) will, at the date the Proxy Statement is first mailed to the shareholders of the Company and at the time of the Special Meeting (defined in Section 5.3(a)), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to statements made or omitted in the Proxy Statement relating to Parent or Merger Sub based on information supplied by Parent in writing for inclusion in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by the Company with respect to the statements made or omitted in the Proxy Statement relating to Parent or Merger Sub based on information supplied by Parent in writing for inclusion in the Proxy Statement.

          (b) None of the information supplied or to be supplied by the Company in writing for inclusion or incorporation by reference in the registration statement on Form F-4 (and/or such other form as may be applicable and used) to be filed with the SEC in connection with the issuance of ADSs and the underlying Parent Shares by reason of the transactions contemplated by this Agreement (such registration statement, as it may be amended or supplemented, is herein referred to as the "Form F-4") will, with respect to information relating to the Company,
           --------
at the time the Form F-4 is filed with the SEC, and at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation is made by the Company with respect to the statements made or omitted in the Form F-4 based on information supplied by Parent or Merger Sub in writing for inclusion therein.

          (c) None of the information supplied or to be supplied by the Company in writing for inclusion or incorporation by reference in the Parent Listing Prospectus (as defined in Section 4.3 hereof) will, with respect to information relating to the Company, at the time the visa on the Parent Listing Prospectus is granted by the COB, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation is made by the Company with respect to the statements made or omitted in the Parent Listing Prospectus based on information supplied by Parent or Merger Sub in writing for inclusion therein.

     SECTION 3.10 ABSENCE OF MATERIAL ADVERSE CHANGES, ETC. Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto on or prior to the Closing Date and except as set forth in the Company SEC Documents filed prior to the date hereof, since December 31, 1999, there has not been a Company Material Adverse Effect and the Company and its Subsidiaries have conducted their respective businesses in the ordinary course consistent with past practice. Without limiting the foregoing, except as disclosed in the Company SEC Documents filed by the Company prior to the date hereof or as contemplated by this Agreement, since December 31, 1999 there has not been:

          (a) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company or any Subsidiary (other than any wholly-owned Subsidiary) of the Company of any outstanding shares of capital stock or other equity securities of, or other ownership interests in, the Company or of any Company Securities;

          (b) any amendment of any provision of the Articles of Incorporation or by-laws of, or of any material term of any outstanding security issued by, the Company or any Subsidiary (other than any wholly-owned Subsidiary) of the Company;

          (c) any incurrence, assumption or guarantee by the Company or any Subsidiary of the Company of any indebtedness for borrowed money other than (i) indebtedness for borrowed money reflected on the Company's balance sheet at June 30, 2000 included in its report on Form 10-Q for the six months ended on such date as filed with the SEC and (ii) borrowings under the Loan and Security Agreement dated as of September 30, 1998 (the "Coast Business Credit Agreement") among the Company, certain of its Subsidiaries and Coast Business Credit (and, for purposes of the forbearance required of the Company by the penultimate sentence of Section 5.1, from the date of this Agreement to and including the Effective Time, the Company and its Subsidiaries shall be permitted to make additional borrowings under the Coast Business Credit

Agreement provided that the aggregate principal amount of borrowings outstanding at any time shall not exceed $15,000,000);

          (d) any change in any method of accounting or accounting practice by the Company or any Subsidiary of the Company, except for any such change required by reason of a change in U.S. GAAP;

          (e) except as set forth in Schedule 3.10(e) of this Agreement, any (i) grant of any severance or termination pay to any director, officer or employee of the Company or any Subsidiary of the Company, (ii) employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or any Subsidiary of the Company entered into, (iii) increase in benefits payable under any employee benefit plan or any severance or termination pay policies or employment agreements, (iv) increase in compensation, bonus or other benefits payable to directors, officers or employees of the Company or any Subsidiary of the Company, in each case other than in the ordinary course of business and consistent with past practices or (v) any accrual of bonuses for officers or employees of the Company in excess of the amounts, if any, specified in their respective employment agreements;

          (f) except as set forth in Schedule 3.10(f) to this Agreement, any issuance of Company Securities other than pursuant to the exercise of Options or Warrants outstanding as of December 31, 1999 or Options issued pursuant to any stock option plan of the Company in effect on such date and the issuance of Company Securities pursuant thereto;

          (g) except as set forth in Schedule 3.10(g) to this Agreement, any acquisition, disposition or exclusive license of assets material to the Company and its Subsidiaries or any contract or agreement that limits or purports to limit the ability of the Company or any of its Subsidiaries to compete in any line of business or with any person or in any geographical area or any contract or agreement which involves or purports to involve exclusivity arrangements or exclusive dealings to which the Company or any of its Subsidiaries is a party, except for sales in the ordinary course of business consistent with past practice, or any acquisition or disposition of capital stock of any third party, or any merger or consolidation with any third party, by the Company or any Subsidiary;

          (h) except as set forth in Schedule 3.10(h) to this Agreement, any entry into any consulting, financial advisory or similar agreement including a commitment on behalf of the Company in excess of $15,000;

          (i) any entry into any other contract or agreement involving a commitment on behalf of the Company of up to an aggregate of $100,000 other than in the ordinary course of business;

          (j) any capital expenditure, other than capital expenditures which are not, in the aggregate, in excess of $2,300,000 for the Company and its Subsidiaries taken as a whole during the period from and including July 1, 2000 to and including the date of this Agreement (and, for purposes of the forbearance required of the Company and its Subsidiaries pursuant to the penultimate sentence of Section 5.1, during the period from the date of this Agreement to and including March 29, 2001, the Company and its Subsidiaries shall be permitted to make capital expenditures in an aggregate amount not exceeding $6,000,000);

          (k) any settlement, compromise or other disposition of any claim, action or proceeding seeking monetary damages in excess of $100,000 or otherwise material to the Company;
          (l) any entry by the Company into any joint venture, partnership or similar agreement with any person other than a wholly-owned Subsidiary; or
          (m) any authorization of, or commitment or agreement to take any of, the foregoing actions except as otherwise permitted by this Agreement.

     SECTION 3.11   TAXES.

          (a) Except as set forth in Schedule 3.11(a) to this Agreement, (1) all federal, state, local and foreign Tax Returns (as defined below) required to be filed by or on behalf of the Company and each of its Subsidiaries have been timely filed, and all Tax Returns are complete and accurate except to the extent any failure to file or any inaccuracies in filed Tax Returns would not, individually or in the aggregate, have a Company Material Adverse Effect;
(2) all Taxes (as defined below) due and owing by the Company or any Subsidiary of the Company have been paid, or adequately reserved for in accordance with GAAP, except to the extent any failure to pay or reserve would not, individually or in the aggregate, have a Company Material Adverse Effect; (3) there is no presently pending and, to the knowledge of the Company, contemplated or scheduled audit examination, deficiency, refund litigation, proposed adjustment or matter in controversy which, individually or in the aggregate, would have a Company Material Adverse Effect with respect to any Taxes due and owing by the Company or any Subsidiary of the Company nor has the Company or any Subsidiary of the Company filed any waiver of the statute of limitations applicable to the assessment or collection of any Tax which, individually or in the aggregate, would have a Company Material Adverse Effect; (4) all assessments for Taxes due and owing by the Company or any Subsidiary of the Company with respect to completed and settled examinations or concluded litigation have been paid; (5) neither the Company nor any Subsidiary of the Company is a party to any tax indemnity agreement, tax sharing agreement or other agreement under which the Company or any Subsidiary of the Company could become liable to another person as a result of the imposition of a Tax upon any person, or the assessment or collection of such a Tax; and (6) the Company and each of its Subsidiaries has complied in all material respects with all rules and regulations relating to the withholding of Taxes.

          (b) For purposes of this Agreement, (i) "Taxes" means all taxes,
                                                   -----
levies or other like assessments, charges or fees (including estimated taxes, charges and fees), including, without limitation, income, corporation, advance corporation, gross receipts, transfer, excise, property, sales, use, value- added, license, payroll, withholding, social security and franchise or other governmental taxes or charges, imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof, and such term shall include any interest, penalties or additions to tax attributable to such Taxes and (ii) "Tax Return" means any report, return or statement required
                     ----------
to be supplied to a taxing authority in connection with Taxes.

     SECTION 3.12   EMPLOYEE BENEFIT PLANS.

          (a) Except for any plan, fund, program, agreement or arrangement that is subject to the laws of any jurisdiction outside the United States, Schedule 3.12(a) to this Agreement contains a true and complete list of: (1) each deferred compensation, incentive compensation and equity compensation plan; (2) each "welfare" plan, fund or program (within the meaning of section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); (3) each
                                                              -----
"pension" plan, fund or program (within the meaning of section 3(2) of ERISA);
(4) each employment, termination or severance agreement; and (5) each other employee benefit plan, fund, program, agreement, policy or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Company or by any trade or business, whether or not incorporated (each, an "ERISA Affiliate"), that together with the Company would
                        ---------------
be deemed a "single employer" within the meaning of section 4001(b) of ERISA, or to which the Company or an ERISA Affiliate is party, whether written or oral, for the benefit of any employee, consultant, director or former employee, consultant or director of the Company or any Subsidiary of the Company (the

"Plans").  Schedule 3.12(a) to this Agreement contains an accurate and complete
------
list of the Plans.

          (b) With respect to each Plan, the Company has heretofore delivered or made available to Parent (i) a true and complete copy of the Plan and any amendments thereto, (ii) all written communications regarding any Plan and relating to any amendments to any Plan which both would result in any material liability to the Company and are not already reflected in the applicable Plan document (or if the Plan is not a written Plan, a description thereof), (iii) any related trust or other funding vehicle, (iv) the most recent reports or summaries thereof required under ERISA or the Code, (v) the most recent determination letter received from the Internal Revenue Service and any material correspondence with the Internal Revenue Service or the Department of Labor with respect to each Plan intended to qualify under section 401 of the Code, (vi) the most recent annual actuarial valuations, if any, prepared for each Plan; (vii) if the Plan is funded, the most recent annual and periodic accounting of Plan assets; (viii) the most recent summary Plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Plan; and (ix) all communications material to any employee or employees relating to any Plan and any proposed Plan and not reflected in the applicable Plan document, in each case, relating to any increases in benefits, acceleration of payments or vesting schedules or other increases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company.

          (c) Neither the Company nor any of its ERISA Affiliates has, for the past six (6) years, maintained, established, sponsored, participated in, or contributed to, any employee benefit plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

          (d) No Plan is a "multiemployer plan," as defined in section 3(37) of ERISA, nor is any Plan a plan described in section 4063(a) of ERISA.

          (e) All contributions required to be made to any Plan by applicable law or regulation or by any Plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the financial statements included in the Company SEC Documents. Each Plan that is an employee welfare benefit plan under Section 3(1) of ERISA is either (i) funded through an insurance company contract and is not a "welfare benefit fund" with the meaning of Section 419 of the Code or (ii) unfunded.

          (f) Except as set forth in Schedule 3.12(f) to this Agreement, (i) each Plan has been established, operated and administered in all material respects in accordance with its terms and applicable law, including, but not limited to, ERISA and the Code; (ii) the Company has performed in all material respects all obligations required to be performed by it under each Plan; (iii) there are no actions, suits or claims pending or, to the knowledge of the Company, threatened or anticipated by or on behalf of, or against, any Plan or against the assets of any Plan, or otherwise involving any such Plan (other than routine claims for benefits); (iv) each Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without material liability to the Company, Parent or any of their Subsidiaries (other than ordinary administration expenses typically incurred in connection with a termination event); (v) there are no inquiries or proceedings pending or, to the knowledge of the Company or any ERISA Affiliate, threatened by the Internal Revenue Service or the Department of Labor with respect to any Plan; and (vi) neither the Company nor any ERISA Affiliate is subject to any penalty or tax with respect to any Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

          (g) Each Plan intended to be "qualified" within the meaning of section 401(a) of the Code (a "Qualified Plan") has received a favorable determination
                       --------------
letter from the Internal Revenue Service or, in the case of such a Plan for which a favorable determination letter has not yet been received, the applicable remedial amendment period under Section 401(b) of the Code has not expired and such a letter will be timely applied for. To the knowledge of the Company, there are no circumstances and no events have occurred that could adversely affect the qualified status of any Qualified Plan.

          (h) With respect to each Plan, if any, that is subject to Title IV or
Section 302 of ERISA or Section 412 or 4971 of the Code, (i) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived; (ii) no reportable event within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred, and the consummation of the transactions contemplated by this Agreement will not result in the occurrence of any such reportable event; (iii) all premiums to the Pension Benefit Guaranty Corporation ("PBGC") have been timely paid in full; (iv) no liability (other
              ----
than for premiums to the PBGC) under Title IV of ERISA has been or is expected to be incurred by the Company or any of its Subsidiaries; and (v) the PBGC has not instituted proceedings to terminate any such Plan and, to the Company's knowledge, no condition exists that presents a risk that such proceedings will be instituted or which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such Plan.

          (i) Except as set forth in Schedule 3.12(i) to this Agreement, no Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of the Company or any Subsidiary for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits under any "pension plan," or (iii) benefits the full cost of which is borne by the current or former employee (or his or her beneficiary), dependent or other covered person. The Company has never represented or contracted (whether in oral or written form) to any employee (either individually or to employees as a group) that such employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

          (j) Except as set forth in Schedule 3.12(j) to this Agreement, the execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee or officer of the Company or any ERISA Affiliate to severance pay, forgiveness of indebtedness, unemployment compensation or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer, other than payments, accelerations or increases mandated by applicable law.

          (k) No payment or benefit which may be made under the Plans will be characterized as an "excess parachute payment" within the meaning of section 280G of the Code.

          (l) The Company, in all material respects, (i) is in compliance with all applicable federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and
(iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice).

     SECTION 3.13   LITIGATION; COMPLIANCE WITH LAWS.

          (a) Except as set forth in the Company SEC Documents filed prior to the date hereof, there is no action, suit or proceeding pending against or, to the knowledge of the Company, threatened against, the Company or any of its Subsidiaries or any of their respective properties before any court or arbitrator or any Governmental Entity which (i) could reasonably be expected to have a Company Material Adverse Effect or (ii) seeks to delay or prevent the consummation of the Merger or the other transactions contemplated by this Agreement. Neither the Company nor any of its Subsidiaries nor any property or asset of the Company or any of its Subsidiaries is subject to any order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Entity, or any order, writ, judgment, injunction, decree, determination or award of any court, Governmental Entity or arbitrator that could have a Company Material Adverse Effect. Schedule 3.13(a) to this Agreement lists all actions, suits or proceedings pending against or, to the knowledge of the Company, threatened against, the Company or any of its Subsidiaries or any of their respective properties before any court or arbitrator or any Governmental Entity. Schedule 3.13(a) also lists any orders of, consent decrees, settlement agreements or other similar written agreements with, or, to the knowledge of the Company, continuing investigations by, any Government Entity, or any order, writ, judgment, injunction, decree, determination or award of any court, Governmental Entity or arbitrator to which the Company or any of its Subsidiaries or any of its property or assets are subject.

          (b) The Company and its Subsidiaries are in compliance with all applicable laws, ordinances, rules and regulations of any federal, state, local or foreign governmental authority applicable to their respective businesses and operations, except for such violations, if any, which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. All governmental approvals, permits and licenses (collectively,

"Permits") required to conduct the business of the Company and its Subsidiaries
 -------
have been obtained, are in full force and effect and are being complied with except for such violations and failures to have Permits in full force and effect, if any, which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

     SECTION 3.14 LABOR MATTERS. As of the date of this Agreement (i) there are no collective bargaining agreements with any union covering employees of the Company or any Subsidiary; (ii) there is no labor strike, dispute, slowdown, stoppage or lockout actually pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary; (iii) to the knowledge of the Company, no union organizing campaign with respect to the Company's employees is underway; (iv) there is no unfair labor practice charge or complaint against the Company or any Subsidiary pending or, to the knowledge of the Company or any Subsidiary, threatened before the National Labor Relations Board or any similar state or foreign agency; (v) there is no written grievance pending relating to any collective bargaining agreement or other grievance procedure; and (vi) except as set forth in Schedule 3.14 to this Agreement, to the knowledge of the Company, no charges with respect to or relating to the Company or any Subsidiary are pending before the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices.

     SECTION 3.15 CONTRACTS AND ARRANGEMENTS. All written or oral contracts, agreements, guarantees, leases and executory commitments to which the Company or any of its Subsidiaries is a party or by which any of them or their assets is bound which are material to the Company (each, a "Company Contract") is in full
                                                  ----------------
force and effect, and neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any other party thereto, is in breach of, or default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Company Contract or agreement, and no event has occurred that with notice or passage of time or both would constitute such a breach or default thereunder by the Company or any of its Subsidiaries, or, to the knowledge of the Company, any other party thereto, except for such failures to be in full force and effect and such breaches and defaults that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

     SECTION 3.16   ENVIRONMENTAL MATTERS.

          (a)  As used in this Section 3.16:

          (i)  "Cleanup" means all actions required to: (A) cleanup, remove,
                -------
treat or remediate Hazardous Materials (as defined hereafter) in the indoor or outdoor environment; (B) prevent the Release (as defined hereafter) of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (C) perform remedial studies and investigations and post-remedial monitoring and care; or (D) respond to any government requests for information or documents relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of Hazardous Materials in the indoor or outdoor environment.

          (ii)  "Environmental Claim" means any claim, action, cause of action,
                 -------------------
investigation or written notice by any Person alleging liability (including, without limitation, liability for investigatory costs, Cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (A) the presence or Release of any Hazardous Materials at any location, whether or not owned or operated by the Company or any of its Subsidiaries or (B) circumstances forming the basis of any violation of any Environmental Law (as defined hereafter).

          (iii) "Environmental Laws" means all federal, state, local and foreign
                 ------------------
laws and regulations (and enforceable judicial or administrative interpretations thereof) relating to pollution or protection of the environment, including, without limitation, laws relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, transport or handling of Hazardous Materials.

          (iv)  "Hazardous Materials" means all substances defined as Hazardous
                 -------------------
Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. Section 300.5, or defined as such by, or regulated as such under, any Environmental Law.

          (v)   "Release" means any release, spill, emission, discharge,
                 -------
leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

          (b)  (i)   The Company and its Subsidiaries are in compliance with all applicable Environmental Laws (which compliance includes, but is not limited to, the possession by the Company and its Subsidiaries of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof), except where failures to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Since January 1, 1997 and prior to the date of this Agreement, neither the Company nor any of its Subsidiaries has received any written communication, whether from a Governmental Entity, citizens' group, employee or otherwise, alleging that the Company or any of its Subsidiaries is not in such compliance, except where failures to be in compliance, individually or in the aggregate, would not be expected to have a Company Material Adverse Effect.

          (ii) There is no Environmental Claim pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or, to the knowledge of the Company, against any Person whose liability for any Environmental Claim the Company or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law that would be expected to have a Company Material Adverse Effect.

          (iii) To the knowledge of the Company, there are no present or past actions, activities, circumstances, conditions, events or incidents, including, without limitation, the Release or presence of any Hazardous Material that could form the basis of any Environmental Claim against the Company or any of its Subsidiaries or against any Person whose liability for any Environmental Claim the Company or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law that in either case, individually or in the aggregate, would be expected to have a Company Material Adverse Effect.

          (iv) The Company agrees to use all reasonable efforts to attempt to effect the retention of any permits or other governmental authorizations under Environmental Laws that will be required to permit the Company to conduct the business as conducted by the Company and its Subsidiaries immediately prior to the Closing Date.

          (v) None of the real property owned or leased by the Company or any Subsidiary of the Company is listed or, to the knowledge of the Company, proposed for listing on the "National Priorities List" under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar list of sites in the United States or any other jurisdiction requiring investigation or Cleanup, where such listing would reasonably be expected to result in a liability to the Company that would have a Company Material Adverse Effect.

     SECTION 3.17   INTELLECTUAL PROPERTY.

          (a) Schedule 3.17(a) to this Agreement sets forth a list of all United States, international and foreign (i) patents and patent applications,
(ii) registered trademarks and trademark applications, and (iii) registered copyrights and copyright applications, in each case owned by the Company and its Subsidiaries and material to the business of the Company and its Subsidiaries

("Company Registered Intellectual Property"). All registrations relating to the
------------------------------------------
Company Registered Intellectual Property are subsisting, unexpired and free of Liens.

          (b) The Company and its Subsidiaries own or have the right to use all Intellectual Property (as defined hereafter) material to the conduct of their businesses as currently conducted and as currently anticipated to be conducted until Closing.

          (c) (i) To the knowledge of the Company, the operation of the business of the Company and its Subsidiaries as currently conducted and currently anticipated to be conducted until Closing does not infringe upon the Intellectual Property of any other Person the effect of which, individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect; (ii) no claim of infringement is pending or, to the knowledge of the Company, threatened; (iii) no judgment, decree, injunction, rule or order has been rendered by any Governmental Entity or arbitral body that would restrict the Company's or its Subsidiaries' rights to use any Intellectual Property owned by the Company or its Subsidiaries; (iv) neither the Company nor its Subsidiaries have received notice of any pending suit, action, arbitration or administrative proceeding that seeks to invalidate any Intellectual Property owned by the Company or its Subsidiaries; and (v) the consummation of the transactions contemplated by this Agreement will not result in the termination of any of the Company or Subsidiary owned or licensed Intellectual Property.

          (d) To the knowledge of the Company, no person is engaging in any activity that infringes upon any Intellectual Property owned by the Company and its Subsidiaries.

          (e) The Company and its Subsidiaries have made available to Parent copies of all material agreements relating to Licensed Intellectual Property (as defined in Section 3.17(h)(ii) below). With respect to each such material agreement:

          (i) Such agreement will not cease to be in full force and effect on its terms as a result of the consummation of the transactions contemplated by this Agreement, nor will the consummation of the transactions contemplated by this Agreement permit acceleration of or constitute a breach or default under such agreement or otherwise give rise to a right to terminate such agreement, except where such termination, acceleration, breach, default or right of termination would not have a Company Material Adverse Effect;

          (ii) Neither the Company nor its Subsidiaries have (A) received any notice of acceleration, termination or cancellation under such agreement, nor
(B) received any notice of breach or default under such agreement, which breach or default has not been cured;

          (iii) To the knowledge of the Company and its Subsidiaries, neither the Company, its Subsidiaries, nor any other party to such agreement is in breach or default thereof in any material respect, and no event has occurred that, with the giving of notice or lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration under such agreement; and

          (iv) To the Company's knowledge, such agreement is valid and binding and in full force and effect.

          (f) The Company and its Subsidiaries have taken reasonable steps in accordance with industry practice to maintain the confidentiality of their trade secrets and other confidential information of the Company and its

Subsidiaries. To the knowledge of the Company and its Subsidiaries: (i) no person has misappropriated any material trade secrets or other material confidential information owned by the Company and its Subsidiaries; (ii) no employee, independent contractor or agent of the Company and its Subsidiaries has misappropriated any trade secrets of any other person in the course of such performance as an employee, independent contractor or agent; and (iii) no employee, independent contractor or agent of the Company and its Subsidiaries is in breach of any material term of any employment agreement, non-disclosure agreement or assignment of invention agreement relating to the protection or ownership of Intellectual Property material to the business of the Company and its Subsidiaries.

          (g) Schedule 3.17(g) to this Agreement lists all computer software (i) material to the operation of the business of the Company and its Subsidiaries or
(ii) distributed or licensed by the Company or its Subsidiaries (collectively,

"Software"), except for licensed shrink-wrapped, off-the-shelf software, and
---------
sets forth which of the Software is owned and which is licensed. The Company has (whether by ownership, lease or license) either good, valid and marketable ownership rights in and to, or valid licenses to use, to all such Software (including any and all modifications, additions and alterations to such Software) such that, immediately after the Effective Time, the Surviving Corporation will be able to use and operate the Software substantially in the manner now being used in connection with the business of the Company and its Subsidiaries. To the knowledge of the Company and its Subsidiaries, the Software is free of all viruses, worms or trojan horses that materially disrupt its operation or have a material adverse impact on the operation of other software programs or operating systems.

          (h)  For purposes of this Agreement:

          (i)  "Intellectual Property" shall mean all rights provided under
                ---------------------
United States, state and foreign law relating to intellectual property, including without limitation all: (A) (1) patents and utility models and applications therefor and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (2) copyrights and copyrightable works, including, but not limited to, computer applications, programs, software, databases and related items; (3) trademarks, service marks, trade names and trade dress, the goodwill of any business symbolized thereby, and all common-law rights relating thereto; (4) rights to domain names and the "webconferencing.com" portal; and (5) trade secrets and other confidential information; and (B) all registrations, applications and recordings for any of the foregoing; and

          (ii)  "Licensed Intellectual Property" shall mean (A) Intellectual
                 ------------------------------
Property licensed to the Company and its Subsidiaries by any third party, and
(B) Intellectual Property licensed by the Company and its Subsidiaries to any third party.

     SECTION 3.18 OPINION OF FINANCIAL ADVISOR. The Company has received the opinion of Lehman Brothers (the "Company Financial Advisor") dated the date of
                                 -------------------------
this Agreement to the effect that, as of such date, the consideration to be received by the holders of Common Stock pursuant to this Agreement is fair from a financial point of view to such holders. The Company has previously provided copies of such opinion to Parent and such opinion has not been withdrawn or revoked or modified in any material respect.

     SECTION 3.19 BOARD RECOMMENDATION; VOTE REQUIRED. The Board of Directors of the Company, at a meeting duly called and held, has approved this Agreement and (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, taken together are fair to and in the best interests of the shareholders of the Company; and (ii) resolved to recommend that the shareholders of the Company adopt this Agreement and approve the Merger. Under applicable law and the Articles of Organization the affirmative vote of the holders of two-thirds of the shares of Common Stock outstanding on the record date, as such date is established by the Board of Directors of the Company in accordance with the by-laws of the Company and applicable law, is the only vote required to approve the Merger and adopt this Agreement, and no other vote of stockholders is required under the rules of the AmEx.

     SECTION 3.20 STATE TAKEOVER LAWS. Prior to the execution of this Agreement, the Board of Directors of the Company has taken all action necessary to exempt under or make not subject to any state takeover law or state law (including chapter 110D of the Massachusetts General Laws) and any restrictive charter or similar provision that purports to limit or restrict business combinations or the ability to acquire or vote shares with respect to: (i) the execution of this Agreement, (ii) the Merger and (iii) the transactions contemplated hereby.

     SECTION 3.21 TAX TREATMENT. Neither the Company nor any of its affiliates has taken or agreed to take any action or knows of any fact, agreement, plan or other circumstance that could (i) prevent the Merger from qualifying as a "reorganization" under the provisions of Section 368(a) of the Code, or (ii) prevent the exchange of shares of Common Stock from meeting the requirements of Treasury Regulation Section 1.367(a)-3(c)(1).

     SECTION 3.22 BROKERS OR FINDERS. Except for the Company Financial Advisor, whose fees will be paid by the Company, and except as identified on
Schedule 3.22 to this Agreement, there is no investment banker, broker, finder or other intermediary that will be entitled to any fee or commission from the Company, any Subsidiary of the Company, or any of the Company's affiliates as a result of the consummation of the transactions contemplated by this Agreement.

     SECTION 3.23 AFFILIATE TRANSACTIONS. Except as set forth in the Company SEC Documents filed prior to the date hereof, there are no material contracts, commitments, agreements, arrangements or other transactions between the Company or any of its Subsidiaries, on the one hand, and any (i) officer or director of the Company or any of its Subsidiaries, (ii) record or beneficial owner of five percent or more of the voting securities of the Company or (iii) to the knowledge of the Company, any affiliate (as such term is defined in Regulation 12b-2 promulgated under the Exchange Act) of any such officer, director or beneficial owner, on the other hand.

     SECTION 3.24 INSURANCE. The Company has provided or made available to Parent true, correct and complete copies of all material policies of insurance currently in effect that insure the business, operations, employees or directors of the Company and to which the Company or any of its Subsidiaries are a party or are a beneficiary or named insured. The Company and its Subsidiaries maintain insurance coverage with reputable insurers, each rated at least A by Moody's Investor Services, Inc. or A.M. Best Company, as to claims paying ability, in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in business similar to that of the Company and its Subsidiaries (taking into account the cost and availability of such insurance).

     SECTION 3.25 CUSTOMERS. Prior to the date hereof, the Company has provided to Parent true and correct list containing the top thirty (30) retail customers of the Company for the fiscal year ended 1999 and the six months ended June 30, 2000, and the total dollar amounts of services billed to such customers during such periods. Except as set forth in Schedule 3.25 to this Agreement, none of the top 30 retail customers included in the list provided to Parent as set forth in the previous sentence has given written or oral notification to the Company of its intent to cancel, terminate, significantly reduce or otherwise suspend such relationship.

     SECTION 3.26 BRIDGE CAPACITY AND LOCATIONS. Schedule 3.26 to this Agreement sets forth the port capacity and location of bridges operated by the Company and any of its Subsidiaries and indicates which are owned and which are leased. None of such bridges will require relocation after the Effective Time if the business of the Company and its Subsidiaries continues to be operated as currently conducted. All such bridges are Year 2000 compliant and, to the knowledge of the Company, are capable of reliably handling the business of the Company and its Subsidiaries up to their respective capacity.

     SECTION 3.27 ACCOUNTS RECEIVABLE. Prior to the date hereof, the Company has provided to Parent an accurate summary of the accounts receivable of the Company as at December 31, 1999 and June 30, 2000, grouped by those which are
(i) current (outstanding 30 days or less from the date invoicing), (ii) outstanding 31-60 days, (iii) outstanding 61-90 days and (iv) outstanding 91 days or more, and also showing (A) the number of days sales outstanding at each such date and (B) the allowance for doubtful accounts as a percentage of the total of accounts receivable and of each such group of accounts. The allowance for doubtful accounts at June 30, 2000 has been established in accordance with generally accepted accounting principles and in a manner consistent with past practice. All the accounts receivable reflected on such summary are valid accounts and arose in the ordinary course of the business of the Company and its Subsidiaries. To the knowledge of the Company, except as reflected on such summary, there are no valid offsets or defenses to such accounts receivable and there is no reason to believe that such accounts receivable will not be collected in the ordinary course of business.

     SECTION 3.28 ACCOUNTS PAYABLE. Prior to the date hereof, the Company has provided to Parent an accurate summary of the accounts payable of the Company as at December 31, 1999 and June 30, 2000, grouped by those which are, as of such dates, (i) currently due and payable without penalty, (ii) past due from 1-30 days, (iii) past due 31-60 days, (iv) past due 61-90 days and (v) past due more than 90 days, and the percentage of all accounts payable represented by each such category. Annex 1 to this summary is an accurate list of the individual payees and amounts due that are summarized therein.

     SECTION 3.29 NOTES EXCHANGE OFFER. On May 4, 2000, the Company commenced an offer to exchange cash and newly-issued shares of a new class of convertible preferred stock for all of its outstanding High Yield Notes on the terms set forth in the Company's Offering Memorandum dated May 3, 2000, as supplemented by a Supplement Offering Memorandum and Solicitation Document dated May 24, 2000 (collectively, the "Exchange Offer"). As currently in effect, the Exchange Offer will expire on October 31, 2000. The only fees payable by the Company to investment bankers, financial advisors, brokers or finders in connection with the Exchange Offer and the transactions contemplated thereby are the fees payable to Houlihan Lokey pursuant to the Letter Agreement, dated December 1, 1999, between the Company and Houlihan Lokey (as heretofore amended, modified or supplemented, the "Houlihan Lokey Agreement"). The Company has provided Merger Sub and Parent with a true and correct copy of the Houlihan Lokey Agreement as in effect as of the date of this Agreement.

     SECTION 3.30 OWNERSHIP OF CAPITAL STOCK. To the knowledge of the Company, neither the Company nor any of its affiliates beneficially owns, directly or indirectly, any capital stock of Parent or is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any capital stock of Parent.

                                   ARTICLE IV
            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub, jointly and severally, represent and warrant to the Company as follows:

     SECTION 4.1 CORPORATE EXISTENCE AND POWER. Each of Parent and Merger Sub is a corporation duly incorporated (or other entity duly organized), validly existing and in good standing under the laws of its jurisdiction of incorporation, has all corporate or other power, as the case may be, and all Licenses required to conduct its business as now conducted, except for failures to have any such License which would not, in the aggregate, have a Parent Material Adverse Effect (as defined below). Each of Parent and Merger Sub is duly qualified to do business and is in good standing in those jurisdictions specified in Schedule 4.1 to this Agreement, which are the only jurisdictions where the character of the property owned, leased or operated by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where failures to be so qualified would not reasonably be expected to, in the aggregate, have a Parent Material Adverse Effect. As used herein, the term "Parent Material Adverse Effect" means a material adverse effect on the
      ------------------------------
financial condition, business, assets, prospects or results of operations of Parent and its Subsidiaries, taken as a whole; provided, however, that in no
                                               --------  -------
event shall any effect that results from (x) the public announcement or pendency of the transactions contemplated hereby or any actions taken in compliance with this Agreement, (y) changes affecting the audio, video or internet teleconferencing industries generally and which do not disproportionately materially affect Parent or (z) changes affecting the economies in which such entity operates generally, constitute a Parent Material Adverse Effect. Parent has heretofore furnished or made available to the Company true and complete copies of the governing documents or other organizational documents of like import, as in effect on the date hereof, of each of Parent and Merger Sub. The Parent and Merger Sub are not in violation of any provisions of such organizational documents.

     SECTION 4.2 AUTHORIZATION. Each of Parent and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement and, subject to the approval of Parent's shareholders as set forth in Section
5.14 hereof, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement and the performance of their respective obligations hereunder have been duly and validly authorized by the Boards of Directors of Parent and Merger Sub, and by Parent as the sole shareholder of Merger Sub, this Agreement has been approved by the Board of Directors of Merger Sub, and no approvals, authorizations or other proceedings on the part of Parent, Merger Sub or their respective shareholders are necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby, except that the approval of Parent's shareholders is required to authorize an increase in the authorized number of ordinary shares of Parent in order to permit the issuance of the Parent Shares contemplated by this Agreement. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, upon the execution and delivery of this Agreement by the Company, will constitute a valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally.

     SECTION 4.3   CONSENTS AND APPROVALS; NO VIOLATIONS.

          (a) Neither the execution and delivery of this Agreement nor the performance by each of Parent and Merger Sub of its obligations hereunder will
(i) conflict with or result in any breach of any provision of the articles of incorporation or by-laws (or other governing or organizational documents) of Parent or Merger Sub, as the case may be, or (ii) except as set forth in
Schedule 4.3 to this Agreement, result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or obligation to repurchase, repay, redeem or acquire or any similar right or obligation) under any of the terms, conditions or provisions of any note, mortgage, letter of credit, other evidence of indebtedness, guarantee, license, lease or agreement or similar instrument or obligation to which any of Parent or any of its Subsidiaries is a party or by which any of them or any of their respective assets may be bound or (iii) assuming that the filings, registrations, notifications, authorizations, consents and approvals referred to in subsection
(b) below have been obtained or made, as the case may be, violate any order, injunction, decree, statute, rule or regulation of any Governmental Entity to which either Parent or any of its Subsidiaries is subject, excluding from the foregoing clauses (ii) and (iii) such requirements, defaults, breaches, rights or violations (A) that would not, in the aggregate, reasonably be expected to have a Parent Material Adverse Effect (without giving effect to clause (x) of the definition of Parent Material Adverse Effect) and would not reasonably be expected to have a material adverse effect on, or materially delay, the ability of either Parent or Merger Sub to perform its obligations hereunder or (B) that become applicable as a result of the business activities in which the Company or any of its affiliates is or proposes to be engaged or any acts or omissions by, or facts specifically pertaining to, the Company.

          (b) No filing or registration with, notification to, or authorization, consent or approval of, any Governmental Entity is required in connection with the execution and delivery of this Agreement by each of Parent and Merger Sub or the performance by any of them of their respective obligations hereunder, except
(i) the filing of the Articles of Merger in accordance with the Massachusetts BCL and filings to maintain the good standing of the Surviving Corporation; (ii) compliance with any applicable requirements of the HSR Act, the EC Merger Regulations or any other foreign laws regulating competition, antitrust, investment or exchange controls; (iii) compliance with any applicable requirements of the Securities Act and the Exchange Act; (iv) compliance with any applicable requirements of state blue sky or takeover laws; (v) the filing of a listing prospectus (the "Parent Listing Prospectus") relating to the new
                              -------------------------
Parent Shares to be issued in connection with the issuance of the ADSs with the French Commission des Operations de Bourse (the "COB"); (vi) the approval (visa)
                                                 ---
of the Parent Listing Prospectus by the COB; (vii) the admission of such new Parent Shares for listing by Paris BourseSBF SA; (viii) the admission of the ADSs for trading on the Nasdaq National Market; and (ix) such other consents, approvals, orders, authorizations, notifications, registrations, declarations and filings the failure of which to be obtained or made would not reasonably be expected to have a Parent Material Adverse Effect and would not have a material adverse effect on the ability of either Parent or Merger Sub to perform their respective obligations hereunder.

     SECTION 4.4 CAPITALIZATION. As of September 29, 2000 there were: (i) 12,568,609 Parent Shares authorized; (ii) 3,516,948 Parent Shares authorized but unissued (including shares reserved under clause in (iv) below); (iii) 9,051,661 Parent Shares issued and outstanding; (iv) 964,054 Parent Shares reserved for issuance upon the conversion of convertible bonds issued by Parent, 683,500 Parent Shares reserved for issuance upon the exercise of outstanding warrants to acquire Parent Shares ("Parent Warrants") and 919,894
                                                ------ --------
Parent Shares reserved for issuance upon the exercise of options to purchase Parent Shares ("Parent Options"); and (v) issued and outstanding options to
                ------ -------
purchase a total of 643,394 Parent Shares ("Issued Parent Options"). The
                                            ------ ------ -------
authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $.01 per share, of which 100 shares are outstanding, all of which are owned by Parent. All outstanding shares of capital stock of Parent and Merger Sub have been duly authorized and validly issued and are fully paid and non-assessable. All ADSs to be issued at the Effective Time shall be, when issued, duly authorized and validly issued and fully paid and nonassessable and free of preemptive rights with respect thereto. Except as set forth in this
Section 4.4 or in Schedule 4.4 to this Agreement and except for changes since September 29, 2000 resulting from the exercise of Parent Options, Parent Warrants or other convertible securities outstanding on such date, there are outstanding (i) no shares of capital stock or other voting securities of Parent or Merger Sub, (ii) no securities of Parent or any Subsidiary of Parent or Merger Sub convertible into or exchangeable for shares of capital stock or voting securities of Parent or Merger Sub and (iii) no options or other rights to acquire from Parent or Merger Sub, and no obligation of Parent or Merger Sub to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent or Merger Sub (the items in the preceding clauses (i), (ii) and (iii) being referred to collectively as the "Parent Securities"). As of the date of this Agreement, the
                     ------ ----------
number of Parent Shares issued and outstanding or deemed issued and outstanding on a "fully-diluted" basis, after giving effect to the assumed issuance of Parent Shares upon the conversion of convertible bonds and the exercise of Parent Warrants and Parent Options (taking such Parent Warrants and Parent Options into account on the "treasury method" using the Signing Date Share Price Equivalent) is 10,614,241 Parent Shares.

     SECTION 4.5   SUBSIDIARIES.

          (a) Each Subsidiary of Parent that is actively engaged in any business or owns any material assets (each, an "Active Parent Subsidiary") (i)
                                                ------------------------
is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to conduct its business as now conducted and (iii) is duly qualified to do business as a foreign corporation and is in good standing in those jurisdictions specified in Schedule 4.5(a) to this Agreement which are the only jurisdictions where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where any failures to be so qualified would not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect. All Active Parent Subsidiaries and their respective jurisdictions of incorporation and the percentage of each such Subsidiary's outstanding capital stock or equity interest owned by the Company are accurately identified in Schedule 4.5 to this Agreement. Except as set forth in Schedule 4.5(a) to this Agreement, Parent does not own, directly or indirectly, any capital stock or other equity interest in any corporation, partnership, joint venture or other entity or enterprise, except for the Active Parent Subsidiaries.

          (b) Except as set forth in Schedule 4.5(b) to this Agreement, (i) all of the outstanding shares of capital stock of each Subsidiary of Parent are duly authorized, validly issued, fully paid and nonassessable, and such shares are owned by Parent or by a Subsidiary of Parent free and clear of any Liens or limitations on voting rights; (ii) there are no subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character relating to the issuance, transfer, sale, delivery, voting or redemption (including any rights of conversion or exchange under any outstanding security or other instrument) for any of the capital stock or other equity interests of any of such Subsidiaries; and (iii) there are no agreements requiring the Company or any of its Subsidiaries to make contributions to the capital of, or lend or advance funds to, any Subsidiaries of Parent.

     SECTION 4.6 PUBLIC DOCUMENTS. Parent has filed all required periodic reports with the COB since January 1, 1999 (the "Parent Public Documents"). As
                                                 -----------------------
of their respective dates, and giving effect to any amendments thereto, (a) the Parent Public Documents complied in all material respects with the requirements of French law and the applicable rules and regulations, if any, of the COB promulgated thereunder and (b) none of the reports contained in the Parent Public Documents when filed (or, if amended or superseded by a filing prior the date hereof, then on the date of such filing) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No forms, reports and documents filed after the date of this Agreement and prior to the Effective Time by the Parent will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Neither Parent nor any Subsidiary of the Parent has, prior to the date of this Agreement, been required to file any form, report or other document with the SEC or any national securities exchange in the United States.

     SECTION 4.7 FINANCIAL STATEMENTS. (a) The consolidated financial statements of Parent (including, in each case, any notes and schedules thereto), including Parent's unconsolidated accounts (comptes sociaux) and

Parent's consolidated accounts (comptes consolides), included in the Parent Public Documents (a) were prepared from the books and records of Parent and its Subsidiaries and are in conformity with generally accepted accounting principles in France ("French GAAP") applied on a consistent basis (subject to normal year-end audit adjustments in the case of unaudited statements) during the periods involved (except in the case of audited financial statements as set forth in the notes thereto) and (b) present fairly, in all material respects, the consolidated financial position and results of operations of Parent and its Subsidiaries as of the respective dates thereof for the respective periods covered thereby except, in the case of unaudited financial statements, for the absence of footnotes and normal year-end adjustments, which were not, and are not expected to be, individually or in the aggregate, material in amount.

          (b) The consolidated financial statements of Parent and its Subsidiaries (including, in each case, any notes and schedules thereto) that are prepared in accordance with U.S. GAAP covering the periods included in the Parent Public Documents that have been provided to the Company prior to execution of this Agreement (including but not limited to the consolidated statement of operations for the year ended December 31, 1999, the consolidated statements of financial position as of December 31, 1999, and the consolidated statement of cash flows for the year ended December 31, 1999 (a) were prepared from the books and records of Parent and its Subsidiaries and are in conformity with U.S. GAAP applied on a consistent basis (subject to normal year-end audit adjustments in the case of unaudited statements) during the periods involved (except in the case of audited financial statements as set forth in the notes thereto) and (b) present fairly, in all material respects, the consolidated financial position and results of operations of Parent and its Subsidiaries as of the respective dates thereof for the respective periods covered thereby except, in the case of unaudited financial statements, for the absence of footnotes and normal year-end adjustments, which were not, and are not expected to be, individually or in the aggregate, material in amount.

     SECTION 4.8 ABSENCE OF UNDISCLOSED LIABILITIES. Since the date of the last financial statements of Parent (comptes sociaux and comptes consolides) included in the Parent Public Documents, and except for (i) liabilities and obligations incurred since such date in the ordinary course of business consistent with past practice, (ii) liabilities and obligations which have been satisfied or repaid and (iii) as set forth in Schedule 4.8 to this Agreement, neither Parent nor any of its Subsidiaries has incurred any liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, individually or in the aggregate, have had or could have a Parent Material Adverse Effect.

     SECTION 4.9 ABSENCE OF MATERIAL ADVERSE CHANGES, ETC. Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto or prior to the Closing Date and except as set forth in Schedule
4.9 to this Agreement, since December 31, 1999 there has not been a Parent Material Adverse Effect and Parent and its Subsidiaries have conducted their respective businesses in the ordinary course consistent with past practice. Without limiting the foregoing, except as disclosed in the Parent Public Documents filed by the Parent prior to the date hereof or in Schedule 4.9 to this Agreement, or as contemplated by this Agreement, since December 31, 1999 there has not been:

          (a) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Parent, or any repurchase, redemption or other acquisition by Parent or any Subsidiary (other than any wholly-owned Subsidiary) of Parent of any outstanding shares of capital stock or other equity securities of, or other ownership interests in, Parent or of any Parent Securities;

          (b) any amendment of any provision of the organizational documents or by-laws (statuts) of, or of any material term of any outstanding security issued
         -------
by, Parent or any Subsidiary (other than any wholly-owned Subsidiary) of Parent that has had or would have a Parent Material Adverse Effect or would impair in any material respect Parent's ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby;

          (c) any incurrence, assumption or guaranty by Parent or any Subsidiary of Parent of any indebtedness for borrowed money other than (i) indebtedness for borrowed money reflected on the Parent's balance sheet at June 30, 2000 prepared in accordance with French GAAP previously delivered by Parent to the Company and
(ii) borrowings not exceeding $5,000,000 (or the equivalent in euros at the date of incurrence) in the aggregate (and, with respect to the forbearance required of Parent pursuant to the last sentence of Section 5.2, Parent shall be permitted to incur, assume or guaranty, from the date of this Agreement to and including the Effective Time, indebtedness for borrowed money not exceeding the sum of (i) the amount referred to in item 9 of Schedule 4.9 to this Agreement and (ii) $10,000,000 (or the equivalent in euros at the date of incurrence) in the aggregate);

          (d) any change in any method of accounting or accounting practice by the Parent or any Subsidiary of the Parent, except for any such change required by reason of a change in French GAAP or a change in U.S. GAAP;

          (e) any acquisition, disposition or exclusive license of assets material to Parent and its Subsidiaries or any contract or agreement that limits or purports to limit the ability of the Parent or any of its Subsidiaries to compete in any line of business or with any person or in any geographical area or any contract or agreement which involves or purports to involve exclusivity arrangements or exclusive dealings to which the Parent or any of its Subsidiaries is a party, except for sales in the ordinary course of business consistent with past practice, or any acquisition or disposition of capital stock of any third party, or any merger or consolidation with any third party, by the Parent or any Subsidiary, material to the Parent and its Subsidiaries, taken as a whole (provided that, with respect to the forbearance required of Parent pursuant to the last sentence of Section 5.2, from the date of this Agreement to the Effective Time, Parent and its Subsidiaries shall be permitted to enter into the transaction described in item 1 of Schedule 4.4 to this Agreement and other mergers or consolidations involving, individually or in the aggregate, the issuance of up to 1,500,000 Parent Shares) (or convertible or exchangeable securities providing for the issuance of Parent Shares) in connection therewith); or

     (f) any issuance of Parent Securities other than (i) pursuant to the exercise of Parent Options or Parent Warrants or the conversion of convertible debentures outstanding on or before June 30, 2000 and (ii) options issued pursuant to any stock option plan of Parent in effect on such date and up to 585,000 stock options under the stock option plan approved by the Board of Directors of Parent on September 8, 2000 (provided that for purposes of the forbearance required of Parent pursuant to the second sentence of Section 5.2, from the date of this Agreement to the Effective Time, Parent shall be permitted to issue (1) up to an aggregate of 1,200,000 Parent Shares for the purpose described in item 1 of Schedule 4.4 to this Agreement and (2) up to an aggregate of 1,500,000 additional Parent Shares (or convertible or exchangeable securities providing for the issuance of Parent Shares) less the number of Parent Shares, if any, issued in connection with acquisitions as provided in paragraph (e) above;

     (g) entry by Parent into any joint venture, partnership or similar agreement with any person other than a wholly-owned Subsidiary; or

     (h) any authorization of, or commitment or agreement to take, any of, the foregoing actions, except as otherwise permitted by this Agreement, or for the dissolution or liquidation of Parent.

     SECTION 4.10  COMPANY PROXY STATEMENT; FORM F-4.

          (a) None of the information supplied or to be supplied by Parent or Merger Sub, as the case may be, in writing for inclusion in the Proxy Statement (and any amendments thereof or supplements thereto) will, with respect to information relating to such entities, at the time of the mailing the Proxy Statement to the shareholders of the Company and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (b) None of the information supplied or to be supplied by Parent or Merger Sub, as the case may be, for inclusion or incorporation by reference in the Form F-4 will, with respect to information relating to such entities, at the time the Form F-4 is filed with the SEC, and at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (c) None of the information included or incorporated by reference in the Parent Listing Prospectus will, at the time the visa on the Parent Listing Prospectus is granted by the COB, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent with respect to statements made or to be made or omitted or to be omitted from the Parent Listing Prospectus relating to the Company or its Subsidiaries based on information supplied by the Company in writing for inclusion in the Parent Listing Prospectus, or with

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

respect to any Company SEC Documents included or incorporated by reference therein.

     SECTION 4.11 TAXES. Except as set forth in Schedule 4.11(a) to this Agreement, (1) all federal, state, local and foreign Tax Returns required to be filed by or on behalf of Parent and each of its Subsidiaries have been timely filed, and all Tax Returns are complete and accurate except to the extent any failure to file or any inaccuracies in filed Tax Returns would not, individually or in the aggregate, have a Parent Material Adverse Effect; (2) all Taxes due and owing by Parent or any Subsidiary of Parent have been paid, or adequately reserved for in accordance with French GAAP, except to the extent any failure to pay or reserve would not, individually or in the aggregate, have a Parent Material Adverse Effect; (3) there is no presently pending and, to the knowledge of Parent, contemplated or scheduled audit examination, deficiency, refund litigation, proposed adjustment or matter in controversy which, individually or in the aggregate, would have a Parent Material Adverse Effect with respect to any Taxes due and owing by Parent or any Subsidiary of Parent nor has Parent or any Subsidiary of Parent filed any waiver of the statute of limitations applicable to the assessment or collection of any Tax which, individually or in the aggregate, would have a Parent Material Adverse Effect; (4) all assessments for Taxes due and owing by Parent or any Subsidiary of Parent with respect to completed and settled examinations or concluded litigation have been paid; (5) neither Parent nor any Subsidiary of Parent is a party to any tax indemnity agreement, tax sharing agreement or other agreement under which Parent or any Subsidiary of Parent could become liable to another person as a result of the imposition of a Tax upon any person, or the assessment or collection of such a Tax; and (6) Parent and each of its Subsidiaries has complied in all material respects with all rules and regulations relating to the withholding of Taxes.

     SECTION 4.12 LITIGATION; COMPLIANCE WITH LAWS.

          (a) Except as set forth in either the Parent Public Documents or otherwise fully covered by insurance, there is no action, suit or proceeding pending against or, to the knowledge of Parent threatened against, Parent or any Subsidiary of Parent or any of their respective properties before any court or arbitrator or any Governmental Entity which (i) could reasonably be expected to have a Parent Material Adverse Effect or (ii) could reasonably be expected to result in the issuance of any orders restraining, enjoining or otherwise prohibiting or making illegal the consummation of the Merger or the other transactions contemplated by this Agreement. Neither the Parent nor any of its Subsidiaries nor any property or asset of the Parent or any of its Subsidiaries is subject to any order that could reasonably be expected to have a Parent Material Adverse Effect.

          (b) Parent and its Subsidiaries are in compliance with all applicable laws, ordinances, rules and regulations of any federal, state, local or foreign governmental authority applicable to their respective businesses and operations, except for such violations, if any, which, in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

     SECTION 4.13 LABOR MATTERS. As the date of this Agreement (i) except as set forth on Schedule 4.13 to this Agreement, there is no collective bargaining agreement applicable to Parent and to any of its Subsidiaries, (ii) if applicable, employee representatives or workers' committees (collectively, "Workers' Representatives") have been validly set up in compliance in all material respects with applicable regulations for Parent and each of its Subsidiaries,(iii) to the knowledge of Parent, no attempt to organize for collective bargaining purposes with respect to Parent and any of its Subsidiaries is underway, except for any national collective bargaining agreement which would become applicable by law, and (iv) there is no labor strike, dispute, slowdown, stoppage or lockout currently pending.

     SECTION 4.14 CONTRACTS AND ARRANGEMENTS. All written or oral contracts, agreements, guarantees, leases and executory commitments to which Parent or any of its Subsidiaries is a party or by which any of them or their assets is bound which are material to Parent (each, a "Parent Material Contract") are in full
                                       ------------------------
force and effect, and neither Parent nor any of its Subsidiaries, nor, to the knowledge of Parent, any other party thereto, is in breach of, or default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Parent Material Contract, and no event has occurred that with notice or passage of time or both would constitute such a breach or default thereunder by Parent or any of its Subsidiaries, or, to the knowledge of Parent, any other party thereto, except for such failures to be in full force and effect and such breaches and defaults that, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

     SECTION 4.15 EMPLOYEE BENEFIT PLANS. Except for an employee savings plan under Section 401(k) of the Code, medical and health plans, group life insurance, dependent care, disability, employee assistance, incentive bonus and a "cafeteria" plan (collectively, the "Parent Benefit Plans"), the Subsidiaries of Parent doing business in the United States do not maintain or contribute to, and employees of such Subsidiaries are not covered by, any benefit plan, fund, program, agreement, policy or arrangement, including but not limited to any "employee benefit plan", within the meaning of Section 3(3) of ERISA. There is no liability arising under any of the Parent Benefit Plans, other than such liabilities as arise in the ordinary course of the operation of such Parent Benefit Plans in accordance with their terms, such as liability for contributions, premiums, and administrative expenses.

     SECTION 4.16   ENVIRONMENTAL MATTERS.

          (a) Parent and its Subsidiaries are in compliance with all applicable Environmental Laws (which compliance includes, but is not limited to, the possession by Parent and its Subsidiaries of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof), except where failures to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Since January 1, 1997 and prior to the date of this Agreement, neither Parent nor any of its Subsidiaries has received any written communication from a Governmental Entity alleging that Parent or any of its Subsidiaries is not in such compliance, except where failures to be in compliance, individually or in the aggregate, would not be expected to have a Parent Material Adverse Effect.

          (b) To the knowledge of Parent, there is no Environmental Claim pending or threatened against Parent or any of its Subsidiaries or against any Person whose liability for any Environmental Claim Parent or any of its Subsidiaries has or may have retained or assumed, either contractually or by operation of law, that would be expected to have a Parent Material Adverse Effect.

          (iii) To the knowledge of Parent, there are no present or past actions, activities, circumstances, conditions, events or incidents, including, without limitation, the Release or presence of any Hazardous Material that could form the basis of any Environmental Claim against Parent or any of its Subsidiaries or against any Person whose liability for any Environmental Claim Parent or any of its Subsidiaries has or may have retained or assumed, either contractually or by operation of law, that in either case, individually or in the aggregate, would be expected to have a Parent Material Adverse Effect.

          (d) None of the real property owned or leased by Parent or any Subsidiary of Parent is listed or, to the knowledge of Parent, proposed for listing on the "National Priorities List" under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar list of sites in the United States or any other jurisdiction requiring investigation or Cleanup, where such listing would reasonably be expected to result in a liability to Parent that would have a Parent Material Adverse Effect.

     SECTION 4.17  INTELLECTUAL PROPERTY.

          (a) Parent and its Subsidiaries own or have the right to use all material Intellectual Property reasonably necessary for Parent and its Subsidiaries to conduct their business as it is currently conducted.

          (b) To the knowledge of Parent, neither Parent nor any of its Subsidiaries infringes upon the intellectual property rights of any Person in any respect that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect and no such claim is pending or, to the knowledge of Parent, threatened. No judgment, decree, injunction, rule or order has been rendered by a Governmental Entity which would limit, cancel or question the validity of, or Parent's or its Subsidiaries' rights in and to, any Intellectual Property owned by Parent in any respect that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent has not received notice of any pending or threatened suit, action or adversarial proceeding that seeks to limit, cancel or question the validity of, or Parent's or its Subsidiaries' rights in and to, any Intellectual Property owned or licensed by Parent or any of its Subsidiaries, which would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

     SECTION 4.18 MERGER SUB'S OPERATIONS. Merger Sub has not incurred, directly or indirectly, any liabilities or obligations, and has acquired no assets of any kind, except those incurred or acquired in connection with its incorporation or with the negotiation of this Agreement and the consummation of the transactions contemplated hereby. Merger Sub has been formed solely to facilitate the transactions contemplated in this Agreement and has not engaged, directly or indirectly, in any business or activity of any type of kind, or entered into any Agreement or arrangement with any person or entity, and is not subject to or bound by any obligation or undertaking, that is not contemplated by or in connection with this Agreement and the transactions contemplated hereby.

     SECTION 4.19 TAX TREATMENT. Neither Parent nor any of its affiliates has taken or agreed to take any action or knows of any fact, agreement, plan or other circumstance that could (i) prevent the Merger from qualifying as a "reorganization" under the provisions of Section 368(a) of the Code or (ii) prevent the exchange of shares of Common Stock from meeting the requirements of Treasury Regulation Section 1.367(a)-3(c)(1).

     SECTION 4.20 BROKERS OR FINDERS. Except for CIBC World Markets Corp. and Mille Capital, whose fees will be paid by Parent, neither Parent nor Merger Sub has incurred any obligation or liability, contingent or otherwise, for brokers' or finders' fees or commissions or similar fees in connection with or upon consummation of the transactions contemplated by this Agreement.

     SECTION 4.21 AFFILIATE TRANSACTIONS. Except as set forth in Parent Public Documents filed prior to the date hereof or in Schedule 4.21 to this Agreement, to the knowledge of Parent, there are no material contracts, commitments, agreements, arrangements or other transactions between Parent or any of its Subsidiaries, on the one hand, and any (i) officer or director of

Parent or any of its Subsidiaries or (ii) any affiliate (as such term is defined in Regulation 12b-2 promulgated under the Exchange Act) of any such officer or director, on the other hand.

     SECTION 4.22 CUSTOMERS. Prior to the date hereof, Parent has provided the Company a true and correct list of the top thirty (30) customers (as defined by Parent) of Parent and its Subsidiaries for the fiscal year ended December 31, 1999 and the six months ended June 30, 2000 and the total dollar amount of services billed to such customers during such periods. Except as set forth in
Schedule 4.21 to this Agreement, no customer included on the list provided as set forth in the previous sentence has given written or oral notification to Parent or any of its Subsidiaries of its intent to cancel, terminate, significantly reduce or otherwise suspend such relationship.

     SECTION 4.23 INVESTMENT COMPANY. Neither Parent nor any of its subsidiaries is an "investment company" as defined under the Investment Company Act of 1940 and neither Parent nor any of its Subsidiaries sponsors any person that is such an investment company.

     SECTION 4.24 STOCK EXCHANGE LISTING. Based solely on the published listing rules and standards of the Nasdaq Stock Market and the Nouveau Marche, respectively, as of the date of this Agreement Parent does not know of any reason why the ADSs to be issued in the Merger would not be approved for listing on the Nasdaq Stock Market or why the underlying Parent Shares would not be listed on the Nouveau Marche.

     SECTION 4.25 FORM F-4. The Parent is a "foreign private issuer" as that term is defined in Rule 3b-4 under the Securities Exchange Act of 1934 and is qualified to use Form F-4 to register the offering of securities contemplated hereunder. Based solely on the Securities Act and the published rules and regulations of the SEC as of the date of this Agreement, and with reference solely to the information required to be included or incorporated by reference in the Form F-4 with regard to Parent and Merger Sub, Parent, after consulting with its professional and financial advisors, has no reason to believe that Parent cannot file the Form F-4 in conformity with the Securities Act or that the Form F-4 could not be declared effective within six months of the date of execution of this Agreement.

     SECTION 4.26 OWNERSHIP OF CAPITAL STOCK. To the knowledge of Parent, neither Parent nor any of its affiliates beneficially owns, directly or indirectly, any capital stock of the Company or is a party to any agreement, arrangement or understanding or the purpose of acquiring, holding, voting or disposing or any capital stock of the Company.

                                   ARTICLE V
                            COVENANTS OF THE PARTIES

     SECTION 5.1 CONDUCT OF THE BUSINESS OF THE COMPANY. From the date hereof until the Closing Date, the Company and its Subsidiaries shall conduct their businesses in the ordinary course consistent with past practice and shall use all reasonable efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, the Company will not (and will not permit any of its Subsidiaries to) take any action or omit to take any action that would (i) make any of its representations and warranties contained herein false to an extent that would cause the condition set forth in
Section 6.3(b) not to be satisfied or (ii) make the representation and warranty set forth in Section 3.10 false.

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

Furthermore, for the avoidance of doubt, from the date of this Agreement until the Effective Time, the Company will not take any of the actions specified in
Section 3.10 (as modified by the schedules to this Agreement that are applicable to the Company) without the prior consent of Parent. Unless it has already done so prior to the date hereof, as soon as practicable after the execution of this Agreement the Company shall terminate its exchange offer for its outstanding High Yield Notes.

     SECTION 5.2 CONDUCT OF THE BUSINESS OF PARENT. From the date hereof until the Closing Date, Parent and its Subsidiaries shall conduct their businesses in the ordinary course consistent with past practice and shall use all reasonable efforts to preserve intact their business organizations and relationships with third parties and keep available the services of their present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, Parent will not (and will not permit any of its Subsidiaries to) take any action or omit to take any action that would make any of its representations and warranties contained herein false to an extent that would cause the condition set forth in Section 6.2(b) not to be satisfied. Furthermore, for the avoidance of doubt, from the date of this Agreement until the Effective Time, Parent will not take any of the actions specified in Section
4.09 (as modified by the schedules to this Agreement that are applicable to Parent) without the prior consent of the Company, which consent shall not be unreasonably withheld or delayed.

     SECTION 5.3  SHAREHOLDERS' MEETING; PROXY MATERIAL.

          (a) Subject to the last sentence of this Section 5.3(a), the Company shall, in accordance with applicable law and the Articles of Organization and the by-laws of the Company, duly call, give notice of, convene and hold a meeting of its stockholders (the "Special Meeting") as
                                  ---------------
promptly as practicable after the effective date of the Form F-4 for the purpose of considering and taking action upon this Agreement and the Merger. The Company's Special meeting shall be scheduled and, if necessary, adjourned as appropriate so that the vote of the Company's stockholders necessary to approve this Agreement and the Merger occurs as nearly as may be practicable concurrently with the vote by Parent's shareholders referred to in Section 5.14(a) hereof. The Board of Directors of the Company shall recommend approval and adoption of this Agreement and the Merger by the Company's stockholders; provided, however, that the Board of Directors of the Company may withdraw,
--------  -------
modify or change such recommendation if but only if prior to approval of the Merger by the stockholders of the Company (i) the Board of Directors believes in good faith that a Superior Proposal (as defined in Section 5.5 hereof) has been made that was not solicited or encouraged in violation of this Agreement, (ii) it has determined in good faith, after consultation with its outside counsel (who may be its regularly engaged outside counsel), that the failure to withdraw, modify or change such recommendation is likely to constitute a breach of its fiduciary duties under applicable law and (iii) the Company gives Parent three business days' prior written notice of its intention to do so. The Company shall use its reasonable best efforts to solicit from its stockholders proxies in favor of the approval of this Agreement and to take all other action necessary or advisable to secure the vote or consent of stockholders required by the Massachusetts BCL to obtain such approval, except to the extent that the Board of Directors of the Company has changed its recommendation to the stockholders of the Company with respect to the Merger and this Agreement in accordance with this Section 5.3(a).

          (b) The Proxy Statement shall include the recommendation of the Board of Directors of the Company to the stockholders of the Company in favor of approval of the Merger and this Agreement; provided, however, that the Board of
                                           --------  -------
Directors of the Company may, prior to the Effective Time, withdraw,

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

modify or change any such recommendation to the extent that the Board of Directors of the Company has changed its recommendation to the shareholders of the Company with respect to the Merger and this Agreement in accordance with
Section 5.3(a).

          (c) Promptly following the date of this Agreement, the Company shall prepare a proxy statement relating to the adoption of this Agreement and the approval of the Merger by the Company's stockholders (the "Proxy Statement").
                                                           ---------------
Parent shall also file the Parent Listing Prospectus with the COB with a view to having the Parent Shares underlying the ADSs to be issued in the Merger listed as promptly as practicable following the Closing Date. Parent and the Company shall cooperate (and shall cause their respective Subsidiaries to cooperate) with each other in connection with the preparation of the foregoing documents and shall furnish all information concerning such party as the other party may reasonably request in connection with the preparation of such documents. Parent and the Company shall file the Proxy Statement, in preliminary form on a confidential basis, if possible, with the SEC as promptly as reasonably practicable and Parent shall file the Form F-4 with the SEC as soon as reasonably practicable after any SEC comments with respect to the preliminary Proxy Statement are resolved. If permitted by the rules and regulations of the SEC, and if the Company shares issuable upon exercise of the Warrants are currently registered or required to be registered, the Form F-4 will register the Parent ADSs to be issued upon exercise of any Warrants after the Effective Time or, if such rules and regulations do not so permit, Parent shall, concurrently with filing the Form F-4 or as soon thereafter as is practicable, file a separate registration statement with the SEC on Form F-1 or such other form as may be available for this purpose to register such underlying Parent ADSs. In the event that Parent is required to file such separate registration statement, all the provisions of this Agreement that apply to the Form F-4 (including this Section 5.3(c)) shall also apply to the separate registration statement to

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

the greatest extent possible. Each of Parent and the Company shall use all reasonable efforts to have the Form F-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company shall use all reasonable efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the Form F-4 is declared effective under the Securities Act. Parent shall use all reasonable efforts to obtain the visa of the COB on the Parent Listing Prospectus as soon as practicable.

    (d) Each of Parent and the Company shall as promptly as practicable notify the other of (i) the effectiveness of the Form F-4, (ii) the filing of any amendment or supplement thereto, (iii) the receipt of any comments from the SEC relating to the Form F-4 or the Proxy Statement, (iv) any request by the SEC or the COB for any amendment to the Form F-4 or for additional information, (v) the issuance of any "stop order" or (vi) any suspension of the qualification of the ADSs. All filings by Parent and the Company with the SEC in connection with the transactions contemplated hereby, including the Proxy Statement, the Form F-4 and any amendment or supplement thereto, shall be subject to the prior review of the other, and all mailings to the Company's stockholders in connection with the transactions contemplated by this Agreement shall be subject to the prior review of Parent, and no filing of, or amendment or supplement to, the Form F-4 or the Company Proxy Statement shall be made by Parent or Merger Sub without providing the Company with the opportunity to review and comment thereon.

     (e) Each of Parent and the Company agree that if it should become aware prior to the Effective Time of any information furnished by it that would cause any of the statements in the Proxy Statement or the Form F-4 to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the Proxy Statement or the Form F-4.

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

    SECTION 5.4 ACCESS TO INFORMATION; CONFIDENTIALITY AGREEMENT. (a) Upon reasonable advance notice, between the date hereof and the Closing Date, the Company shall (i) give Parent, its respective counsel, financial advisors, auditors and other authorized representatives (collectively, "Parent's
                                                              --------
Representatives") reasonable access during normal business hours to the offices,
---------------
properties, books and records of the Company and its Subsidiaries, (ii) furnish to Parent's Representatives such financial and operating data and other information relating to the Company, its Subsidiaries and their respective operations as such Persons may reasonably request and (iii) instruct the Company's employees, counsel and financial advisors to cooperate with Parent in its investigation of the business of the Company and its Subsidiaries; provided
                                                                       --------
that any information and documents received by Parent or Parent's
----
Representatives (whether furnished before or after the date of this Agreement) shall be held in accordance with the Confidentiality Agreement dated May 5, 2000 between Parent and the Company (the "Confidentiality Agreement"), which shall
                                     -------------------------
remain in full force and effect pursuant to the terms thereof, notwithstanding the execution and delivery of this Agreement or the termination hereof, until the Effective Time.

    (b) Upon reasonable advance notice, between the date hereof and the Closing Date, Parent shall (i) give Company, its respective counsel, financial advisors, auditors and other authorized representatives (collectively, "Company's
                                                              ---------
Representatives") reasonable access during normal business hours to the offices,
---------------
properties, books and records of Parent and its Subsidiaries, (ii) furnish to Company's Representatives such financial and operating data and other information relating to Parent, its Subsidiaries and their respective operations as such Persons may reasonably request and (iii) instruct Parent's employees, counsel and financial advisors to cooperate with the Company in its investigation of the business of Parent and its Subsidiaries; provided that any
                                                              -------- ----
information and documents received by the

Company or the Company's Representatives (whether furnished before or after the date of this Agreement) shall be held in accordance with the Confidentiality Agreement, which shall remain in full force and effect pursuant to the terms thereof, notwithstanding the execution and delivery of this Agreement or the termination hereof, until the Effective Time.

     SECTION 5.5 NO SOLICITATION. From the date hereof until the Effective Time or, if earlier, the termination of this Agreement, the Company shall not (whether directly or indirectly through advisors, agents or other intermediaries), and the Company shall not authorize or permit any of its respective officers, directors, advisors, representatives or other agents of the Company to, directly or indirectly, (a) solicit, initiate, encourage or facilitate any inquiry, offer or proposal that constitutes an Acquisition Proposal (as defined below) or (b) engage in discussions or negotiations with, or disclose any nonpublic information relating to the Company or its Subsidiaries or afford access to the properties, books or records of the Company or its Subsidiaries to, any Person that has made an Acquisition Proposal (or inquires with respect thereto) or has advised the Company that it is interested in making an Acquisition Proposal or (c) enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement; provided that,
                                                                 -------------
the foregoing shall not prohibit the Company, prior to the approval of the Merger by the Company's stockholders, (a) from complying with Rule 14e-2 and Rule 14d-9 under the Exchange Act with regard to a bona fide tender offer or exchange offer or (b) from providing information in response to an Acquisition Proposal from any Person that did not arise or result from a breach of this
Section 5.5 by the Company and conducting negotiations regarding such Acquisition Proposal, if and only if (i) the Company's Board of Directors determines in good faith that such Acquisition Proposal is a Superior Proposal (as defined hereafter) and (ii)
the Company's Board of Directors determines in good faith that the failure to engage in such negotiations or provide such information is likely to result in a breach of its fiduciary duties under applicable law, provided further that the
                                                     ---------------------
Company will not disclose any information to such Person without (i) first entering into a confidentiality agreement on terms no less favorable to the Company than the one entered into by Company and Parent on May 5, 2000, and (ii) giving Parent twenty-four (24) hours prior notice of the Company's intention to provide such information. The Company shall promptly (but in any event within one calendar day) provide Parent with a copy of any written Acquisition Proposal received and a written statement with respect to any nonwritten Acquisition Proposal received, which statement shall include the identity of the parties making the Acquisition Proposal and the terms thereof. The Company shall inform Parent as promptly as practicable, and in any event within one calendar day, regarding any change in the terms of any Acquisition Proposal with a third party or any other material development regarding any Acquisition Proposal with a third party. For purposes of this Agreement, (A) "Acquisition Proposal" means
                                                  --------------------
any offer or proposal for a merger, consolidation, recapitalization, liquidation or other business combination involving the Company or the acquisition or purchase of 25% or more of any class of equity securities of the Company, or any tender offer (including a self- tender) or exchange offer that, if consummated, would result in any Person beneficially owning 25% or more of any class of equity securities of the Company, or 25% or more of the assets of, the Company and its Subsidiaries taken as a whole, whether as a result of a single transaction or a series of related transactions, or any solicitation in opposition to approval by the Company's shareholders of this Agreement, other than the transactions contemplated by this Agreement; and (B) "Superior Proposal
                                                               -----------------
shall mean an Acquisition Proposal which in the reasonable judgment of the Company's Board of Directors, based on such matters as it deems relevant including the advice of the Company Financial Advisor, (i) is reasonably likely to result in a transaction that is more favorable to the Company's stockholders than those provided pursuant to this Agreement (including any adjustment to the terms and conditions proposed by Parent and Merger Sub in response to such Acquisition Proposal), and (ii) is reasonably capable of being financed by the Person making such Proposal on a timely basis. Nothing contained in this Section 5.5 shall prohibit the Company or the Company's Board of Directors from making any disclosure required by applicable law. The Company immediately shall cease and cause to be ceased all existing activities, discussions and negotiations with any parties conducted heretofore with respect to any Acquisition Proposal and request the return of all confidential information regarding the Company and its Subsidiaries provided to such party prior to the date hereof. The Company agrees not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party unless such third party has made a Superior Proposal.

     SECTION 5.6   DIRECTOR AND OFFICER LIABILITY.

          (a) Parent and the Company agree that all rights to indemnification and all limitations on liability existing in favor of any Indemnitee (as defined hereafter) as provided under the Massachusetts BCL, in the Articles of Organization and by-laws of the Company and in any agreement between an Indemnitee and the Company or a Subsidiary of the Company as in effect as of the date hereof shall survive the Merger and continue in full force and effect in accordance with its terms.

          (b) For three years after the Effective Time, Parent shall or shall cause the Surviving Corporation to indemnify and hold harmless the individuals who on or prior to the Effective Time were officers, directors, employees or agents of the Company and any of its Subsidiaries (the "Indemnitees") to the
                                                        -----------
same extent as set forth in subsection (a) above. In the event any claim in respect of which indemnification is available pursuant

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

to the foregoing provisions is asserted or made within such three-year period (whether or not service of process has been made on an Indemnitee within such three year period, all rights to indemnification shall continue until such claim is disposed of or all judgments, orders, decrees or other rulings in connection with such claim are fully satisfied.

          (c) For three years after the Effective Time, the Surviving Corporation shall provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such Person currently covered by the Company's officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof; provided,
                                                                  --------
however, that in no event shall the Surviving Corporation be required to expend
-------
more than an amount per year equal to 150% of current annual premiums paid by the Company for such insurance (the "Maximum Amount") to maintain or procure
                                     --------------
insurance coverage pursuant hereto; provided, further, that if the amount of the
                                    --------  -------
annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, the Surviving Corporation shall maintain or procure, for such three-year period, the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Amount.

          (d) The obligations of Parent and the Surviving Corporation under this
Section 5.6 shall not be terminated or modified in such a manner as to adversely affect any Indemnitee to whom this Section 5.6 applies without the consent of such affected Indemnitee (it being expressly agreed that the Indemnitees to whom this Section 5.6 applies shall be third party beneficiaries of this Section 5.6).

     SECTION 5.7 COMMERCIALLY REASONABLE EFFORTS. Upon the terms and subject to the conditions of this Agreement, each party hereto shall use all reasonable efforts to take, or cause to be taken, all actions and to do, or

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

cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement.

     SECTION 5.8  CERTAIN FILINGS.

          (a) The Company and Parent shall cooperate with one another (i) in connection with the preparation of the Proxy Statement and the Form F-4 Registration Statement, (ii) in determining whether any action by or in respect of, or filing with, any Governmental Entity is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (iii) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Proxy Statement and the Form F-4 Registration Statement and seeking timely to obtain any such actions, consents, approvals or waivers. Without limiting the provisions of this Section 5.8, each party hereto shall file with the Department of Justice and the Federal Trade Commission a Pre-Merger Notification and Report Form pursuant to the HSR Act in respect of the transactions contemplated hereby within ten (10) days of the date of this Agreement, and each party will use all reasonable efforts to take or cause to be taken all actions necessary, including to promptly and fully comply with any requests for information from regulatory Governmental Entities, to obtain any clearance, waiver, approval or authorization relating to the HSR Act that is necessary to enable the parties to consummate the transactions contemplated by this Agreement. Without limiting the provisions of this Section 5.8, each party hereto shall use all reasonable efforts to promptly make the filings required to be made by it with all foreign Governmental Entities in any jurisdiction in which the parties believe it is necessary or advisable.

          (b) The Company and Parent shall each use all reasonable efforts to resolve such objections, if any, as may be asserted with respect to the Merger or any other transaction contemplated by this Agreement under any Antitrust Law (as defined below). Notwithstanding anything to the contrary in this Agreement, none of Parent, any of its Subsidiaries or the Surviving Corporation, shall be required (and the Company shall not, without the prior written consent of Parent, agree, but shall, if so directed by Parent, agree) to hold separate or divest any of their respective assets or operations or enter into any consent decree or licensing or other arrangement with respect to any of their assets or operations.

          (c) Each of the Company and Parent shall promptly inform the other party of any material communication received by such party from the Federal Trade Commission, the Antitrust Division of the Department of Justice, the Commission of the European Community or any other governmental or regulatory authority regarding any of the transactions contemplated hereby.

          (d) "Antitrust Law" means the Sherman Act, as amended, the Clayton
               -------------
Act, as amended, EC Merger Regulations and all other federal, state and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws that are designed or intended to prohibit, restrict or regulate competition or actions having the purpose or effect of monopolization or restraint of trade.

     SECTION 5.9 PUBLIC ANNOUNCEMENTS. Neither the Company, Parent nor any of their respective affiliates shall issue or cause the publication of any press release or other public announcement with respect to the Merger, this Agreement or the other transactions contemplated hereby without the prior consent of the other party, except that public disclosure may be made as may be required by law or by any listing agreement with, or the policies of, a national securities exchange following prior consultation with the other

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

party. The Company shall consult with Parent prior to making publicly available its financial results for any period ending after the date of this Agreement and prior to filing any Company SEC Documents after the date of this Agreement. Parent shall consult with Company prior to making publicly available its financial results for any period ending after the date of this Agreement and prior to filing any Parent Public Documents after the date of this Agreement.

     SECTION 5.10 CERTAIN CONSENTS. The Company shall obtain the consent of any third party whose consent is required in connection with the Merger in order to avoid the termination, cancellation or acceleration of any contract, license, lease, agreement or similar instrument or obligation, except where the failure to obtain such consent would not have a Company Material Adverse Effect.

     SECTION 5.11 EMPLOYEE MATTERS.

     (a) For a period of one year immediately following the date of the Closing, Parent agrees to cause the Surviving Corporation to provide to all active employees of the Company who continue to be employed by the Company as of the Effective Time ("Continuing Employees") coverage by benefit plans or
                 --------------------
arrangements that are, in the aggregate, substantially equivalent to (including, with respect to eligibility requirements, exclusions and the employee portion of the cost of such benefit plans or arrangements) those generally provided to the employees of the U.S. Subsidiaries of Parent immediately prior to the date of the Closing. Parent shall take (or shall cause the Surviving Corporation to take) all steps necessary to ensure (to the extent permitted by law and by the terms of such plans and arrangements) that Continuing Employees shall receive credit, for all purposes under all such plans and arrangements, for their service with the Company and, in the case of health and dental benefit plans, for claims and expenses incurred by

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

them prior to the Closing Date that are properly taken into account under similar existing Company plans.

          (b) Parent shall, and shall cause the Surviving Corporation and its Subsidiaries to, honor in accordance with their terms all agreements, contracts, arrangements, commitments and understandings described in Schedule 3.12(a) to this Agreement, except as such agreements, contracts, arrangements, commitments and understandings may be amended or waived with the consent of the applicable employee.

          (c) The holders of Options have been or will be given by the Company, or shall have properly waived, any required notice prior to the Merger and all such rights to notice will be terminated at or prior to the Effective Time. From the date hereof until the Closing Date, the Company shall not (except pursuant to binding agreements entered into in good faith prior to July 27,
2000) accelerate the vesting of any unvested options.

     SECTION 5.12 TAX-FREE REORGANIZATION TREATMENT. Each of Parent and the Company shall take all reasonable actions necessary to cause the Merger to qualify as a reorganization under the provisions of section 368(a) of the Code, the Parent and the Company each to be a party to the reorganization within the meaning of Section 368(b) of the Code, and the exchange of shares of Common Stock pursuant to the Merger to meet the requirements of Treasury Regulation
Section 1.367(a)-3(c)(1) and to obtain the opinion of counsel referred to in
Section 6.2(d) hereof, and neither party will take any action inconsistent therewith. For the purposes of the tax opinion described in Section 6.2(d) hereof, Parent and the Company shall provide representation letters substantially in the form of Exhibits C and D, respectively, each dated and executed on or about the date that is two business days prior to the date the Proxy Statement is mailed to the stockholders of the Company and dated and executed on the Closing Date. Each of Parent and the Company and each of their respective affiliates shall not take any action, shall not fail

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

to take any action, cause any action to be taken or not taken, or suffer to exist any condition, which action or failure to take action or condition would prevent, or would be reasonably likely to prevent, the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

     SECTION 5.13 SUPPLEMENTAL WARRANT AGREEMENT. On or before the Closing Date, Parent and Merger Sub shall (as provided in Section 5.1(b) of the Warrant Agreement) enter into an agreement supplemental to the Warrant Agreement, complying with the requirements of Section 5.01(b) of the Warrant Agreement in connection with the Merger.

     SECTION 5.14  PARENT SHAREHOLDERS' MEETING.

          (a) Subject to the last sentence of this Section 5.14(a), Parent shall, in accordance with applicable law and the bylaws (statuts) of Parent,
                                                         -------
duly call, give notice of, convene and hold an extraordinary general meeting of its shareholders (the "EGM") for the purpose of approving the issuance of the shares of Parent Common Stock to be issued in connection with the Merger as promptly as practicable after the effective date of the Form F-4. The Board of Directors of Parent shall recommend approval of such issuance by the Parent's shareholders; provided, however, that the Board of Directors of Parent may
              --------  -------
withdraw, modify or change such recommendation if but only if the Parent's Board of Directors believes in good faith, based on such matters as it deems relevant, that it is more likely than not that the Company will fail to satisfy one of the conditions to the Parent's obligations set forth in Section 6.1 or 6.3 of this Agreement. Parent shall use all reasonable efforts to obtain the vote or consent of its shareholders in favor of the approval of such issuance and to take all other action necessary or advisable to secure the vote or consent of shareholders required under French law and its constituent instruments to obtain such approval, except to the extent

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

that the Board of Directors of Parent has changed its recommendation to the shareholders of Parent in accordance with this Section 5.14(a).

     (b) Promptly following the date of this Agreement, Parent shall prepare a report of its Board of Directors to be submitted to the EGM. Parent and the Company shall cooperate with each other in connection with the preparation of such report and shall furnish all information concerning such party as the other party may reasonably request in connection with the preparation thereof. Parent shall use all reasonable efforts to cause such report to be made available to its shareholders within the periods required by the French Commercial Code.

     SECTION 5.15 LISTING. Parent shall use all reasonable efforts to (i) obtain approval for listing and trading of Parent's ADSs on the Nasdaq Stock Market (subject to approval of issuance of the underlying Parent Shares by the shareholders of Parent as provided in Section 5.14 hereof and subject to notice of official issuance thereof) simultaneously with the Form F-4 being declared effective by the SEC, (ii) cause the ADSs to be issued in the Merger to be listed on the Nasdaq Stock Market, subject to notice of official issuance thereof, prior to the Closing Date, and (iii) cause the underlying Parent Shares to be listed on the Nouveau Marche as soon as practicable after the Closing Date. In connection with the establishment of its ADS program and the issuance of Parent's ADRs as provided herein, Parent shall enter into a depositary agreement providing for a "Level III" depositary program (not involving a concurrent offering of equity securities for cash consideration) with an ADR depositary who shall be reasonably acceptable to the Company, it being understood that any of Bank of New York, Morgan Guaranty Trust Company of New York and Citibank, N.A. are acceptable to the Company for this purpose.

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

     SECTION 5.16 STATE TAKEOVER LAWS. If any "fair price," "business combination" or "control share acquisition" statute or other similar statute or regulation is or may become applicable to the Merger, the Company and Parent shall each use all reasonable efforts to permit the transactions contemplated by this Agreement to be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any such statute or regulation on the Merger.

     SECTION 5.17 CERTAIN NOTIFICATIONS. Between the date hereof and the Effective Time, each party shall promptly notify the other party hereto in writing after becoming aware of the occurrence of any event which will, or is reasonably likely to, result in the failure to satisfy any of the conditions specified in Article VI.

     SECTION 5.18 POOLING. From and after the date of this Agreement and until the Effective Time, neither Parent nor the Company, nor any of their respective Subsidiaries or other affiliates, shall knowingly take any action, or knowingly fail to take any action, that is reasonably likely to jeopardize the treatment of the Merger as a "pooling of interests" for either French or U.S. accounting purposes. Between the date of this Agreement and the Effective Time, Parent and the Company each shall use their reasonable efforts to cause the characterization of the Merger as a "pooling of interests" for both French and U.S. accounting purposes if such a characterization were jeopardized by action taken by Parent or the Company, respectively, prior to the Effective Time; provided, however, that in connection therewith, neither Parent nor the Company
--------  -------
shall be obligated to pay any consideration to, or assume any liability of, any third party as to whom such efforts may be addressed.

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

     SECTION 5.19 AFFILIATE AGREEMENTS. At least 45 days prior to the date of the Special Meeting, (i) the Company shall deliver to Parent a list setting forth the names and addresses of each Person who, in the Company's reasonable judgment, is or is reasonably likely to be deemed, at the time of the Special Meeting, to be an "affiliate" of the Company (each, a "Company Affiliate"), as that term is used in Rule 145 under the Securities Act or SEC Accounting Series Releases 130 and 135; and (ii) Parent shall deliver to the Company a list setting forth the names and addresses of each Person who, in Parent's reasonable judgment, is or is reasonably likely to be deemed, at the time of the Special Meeting, to be an "affiliate" of Parent (each, a "Parent Affiliate"), as that term is used in Rule 145 under the Securities Act or SEC Accounting Series Releases 130 and 135. The Company and Parent each shall furnish such information and documents as the other may reasonable request for the purpose of reviewing such list. Each of the Company and Parent shall use its respective reasonable best efforts to cause each person who is identified as a Company Affiliate or a Parent Affiliate, as the case may be, on each of their respective lists to execute and deliver to the Company and Parent a written agreement in form and substance reasonably satisfactory to the Company and Parent (collectively, the "Affiliate Agreements") on or before the date of mailing of the Proxy Statement.
---------------------

     SECTION 5.20 LETTERS OF ACCOUNTANTS.

          (a) Parent shall use all reasonable efforts to cause to be delivered to the Company "comfort" letters of Ernst & Young Audit ("E&Y"), Parent's independent public accountants, dated and delivered the date on which the Form F-4 shall become effective and as of the Effective Time, and addressed to the Company, in form and substance reasonably satisfactory to the Company and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

          (b) The Company shall use all reasonable efforts to cause to be delivered to Parent "comfort" letters of KPMG LLP ("KPMG"), the Company's independent public accountants, dated and delivered the date on which the Form F-4 shall become effective and as of the Effective Time, and addressed to Parent, in form and substance reasonably satisfactory to Parent and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

     Section 5.21 VOTING AGREEMENTS. Promptly following the date of this Agreement, the Company, at the request of Parent and to the extent it may lawfully do so, will solicit each director and executive officer of the Company and each of its Material Stockholders (as defined hereafter) who is not concurrently entering into a Voting Agreement to execute and deliver to the Parent a Voting Agreement in the form of Exhibit E hereto with respect to all shares of Common Stock which such person currently owns or has the right or power to vote; provided, however, that the Company shall not be required to
               --------  -------
undertake any such solicitation, if such solicitation would require the making of any filings with the SEC prior to the date that the Form F-4 which is filed with the SEC with respect to the Merger is declared effective by the SEC. For purposes of this Agreement, "Material Stockholder" means (a) John Hassett and
                             --------------------
each other Person or "group" of Persons (within the meaning of Section 13(d)(3) of the Exchange Act) who owns beneficially (as defined in Rule 13d-3 under the Exchange Act) five percent (5%) or more of the outstanding Common Stock of the Company and who has filed a report on Schedule 13D or Schedule 13G with the SEC with respect thereto.

     SECTION 5.22 SUPPLEMENTAL INFORMATION. Except where prohibited by applicable statutes and regulations, each party shall promptly provide the other (or its counsel) with copies of all filings, material notices or

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

material communications made by such party with any Governmental Entity (including the SEC, COB and Nasdaq Stock Market) in connection with this Agreement or the transactions contemplated hereby.

     SECTION 5.23 PARENT BOARD OF DIRECTORS. As soon as practicable after the Effective Time, Parent shall propose for election, by its ordinary general shareholders meeting, as a director of Parent one individual designated by the Company who shall be reasonably acceptable to Parent,

provided, however, that the individual so designated shall not be an officer or
------------------
other member of management of the Company. The Company shall designate the individual referred to in the preceding sentence by notice to Parent not later than five business days prior to the Special Meeting.

     SECTION 5.24 POST-CLOSING FINANCIAL STATEMENTS. Within 45 days after the end of the first full fiscal quarter of Parent following the Effective Time, Parent shall file or publicly disclose the results of at least 30 days of combined operations of Parent and the Surviving Corporation in form and substance sufficient to enable Patriot Affiliates to sell Parent ADSs within the requirements of Accounting Series Releases 130 and 135 and Staff Accounting Bulletin 65.

     SECTION 5.25 FURTHER ASSURANCES. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation, as a result of, or in connection with, the Merger.

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

                                   ARTICLE VI
                            CONDITIONS TO THE MERGER

     SECTION 6.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or, to the extent permitted by applicable law, the waiver on or prior to the Effective Time of each of the following conditions:

          (a) This Agreement shall have been adopted, and the Merger approved, by the shareholders of the Company in accordance with applicable law;

          (b) Any applicable waiting periods under the HSR Act and the EC Merger Regulation relating to the Merger shall have expired or been terminated;

          (c) No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Merger or the other transactions contemplated by this Agreement;

          (d) The Form F-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and any material "blue sky," other state, federal and foreign securities laws applicable to the registration and qualification of the ADSs and the Parent Shares shall have been complied with (including visas of the COB);

          (e) The accountants' "cold comfort" letters referred to in Section
5.20 shall have been received by the respective addressees thereof;

          (f) The EGM of Parent shall have approved the issuance of the Parent Shares to be issued in the Merger in accordance with applicable law and the by-laws (statuts) of Parent; and
      -------

          (g) The ADSs issuable in accordance with the Merger shall have been approved for listing on the Nasdaq Stock Market, subject to official notice of issuance.

     SECTION 6.2 CONDITIONS TO THE COMPANY'S OBLIGATION TO CONSUMMATE THE MERGER. The obligation of the Company to consummate the Merger shall be further subject to the satisfaction or, to the extent permitted by applicable law, the waiver on or prior to the Effective Time of each of the following conditions:

          (a) Each of Parent and Merger Sub shall have performed in all material aspects its respective agreements and covenants contained in or contemplated by his Agreement that are required to be performed by it at or prior to the Effective Time pursuant to the terms hereof;

          (b) The representations and warranties of Parent and Merger Sub contained in Article IV hereof (without giving effect to any materiality qualifications or limitations therein or any references therein to Parent Material Adverse Effect) shall be true and correct in all respects as of the Effective Time (or, to the extent such representations and warranties speak as of an earlier date, they shall be true in all respects as of such earlier date), except (i) as otherwise contemplated by this Agreement and (ii) for such failures to be true and correct which individually or in the aggregate would not reasonably be expected to have a Parent Material Adverse Effect;

          (c) The Company shall have received a certificate signed by the president or any senior executive vice president of Parent, dated the Closing Date, to the effect that, to such officer's knowledge, the conditions set forth in Sections 6.2(a) and 6.2(b) hereof have been satisfied or waived; and

          (d) The Company shall have received an opinion dated the Closing Date of Cadwalader, Wickersham & Taft, tax counsel to the Company, or such other counsel as may be reasonably satisfactory to the Company, in form and substance reasonably satisfactory to it, to the effect that (i) the Merger

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

will constitute a reorganization for United States federal income tax purposes within the meaning of Section 368(a) of the Code and (ii) Parent and the Company will each be parties to a reorganization, and such opinion shall not have been withdrawn prior to the Effective Time; it being understood that, in rendering such opinion, such tax counsel shall be entitled to rely upon representations provided by the parties in accordance with Section 5.12;

          (e) (i) Parent shall have arranged for financing to the Company to enable the Company to repay or defease the High-Yield Notes concurrently with the closing of the Merger, in accordance with the requirements of the Company Indenture, at a price of 105% of their principal amount, plus accrued interest, so that there will be no violation of Section 5.01(a) of the Company Indenture due to the Merger; or (ii) if the Closing of the Merger would not cause a violation of such Section 5.01(a) because the Company is able to incur $1.00 of additional Indebtedness (as defined in the Company Indenture) at such time, in lieu of the financing referenced in the preceding clause (i), Parent shall have delivered to the Company at or prior to the Effective Time a written commitment of one or more banks or other financial institutions sufficient to enable the Company to purchase the High-Yield Notes from the holders thereof pursuant to the change-of-control covenant in the Company Indenture not more than 60 days following the Effective Time;

     (f) Parent shall have arranged financing to enable the Company to repay and terminate its obligations under the Coast Business Credit Agreement concurrently with the Closing of Merger in accordance with the requirements of the Coast Business Credit Agreement, or Coast Business Credit shall have consented to the Company's entering into this Agreement, the Merger and the other transactions contemplated hereby and such consent shall not be conditioned upon any fact, matter, payment or forbearance which shall be unacceptable to Parent in its sole discretion (it being understood that Parent shall have no obligation to seek or obtain such consent); and

     (g) The Company shall have received the opinion of (i) Marie Capela Laborde, Group Legal Counsel of Parent, dated the Closing Date and substantially in the form of Exhibit F-1 hereto, and (ii) Cleary, Gottlieb, Steen and Hamilton, dated the Closing Date and substantially in the form of Exhibit F-2 to this Agreement.

     SECTION 6.3 CONDITIONS TO PARENT'S AND MERGER SUB'S OBLIGATIONS TO CONSUMMATE THE MERGER. The obligations of Parent and Merger Sub to effect the Merger shall be further subject to the satisfaction, or to the extent permitted by applicable law, the waiver on or prior to the Effective Time of each of the following conditions:

          (a) The Company shall have performed in all material respects each of its agreements and covenants contained in or contemplated by this Agreement that are required to be performed by it at or prior to the Effective Time pursuant to the terms hereof;

          (b) The representations and warranties of the Company contained in
Article III hereof (without giving effect to any materiality qualifications or limitations therein or any references therein to Company Material Adverse Effect) shall be true and correct in all respects as of the Effective Time (or, to the extent such representations and warranties speak as of an earlier date, they shall be true in all respects as of such earlier date), except (i) as otherwise contemplated by this Agreement and (ii) for such failures to be true and correct which individually or in the aggregate would not reasonably be expected to have a Company Material Adverse Effect;

          (c) Parent shall have received a certificate signed by the president and chief executive officer of the Company, dated the Closing Date, to the effect that, to such officer's knowledge, the conditions set forth in Sections 6.3(a) and 6.3(b) hereof have been satisfied or waived;

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

          (d) All foreign laws regulating competition, antitrust, investment or exchange control shall have been complied with, and all approvals required under such foreign laws shall have been received;

          (e) Concurrently with the execution and delivery of this Agreement, each of the individuals listed on Schedule 6.3(e) hereof shall have executed an employment agreement with the Company in the form previously furnished to Parent and such employment agreement shall be in full force and effect at the Effective Time; and

          (f) The Parent shall have received the opinion of Cadwalader, Wickersham & Taft, dated the Closing Date and substantially in the form of Exhibit F-3 hereto.

                                  ARTICLE VII
                                  TERMINATION

     SECTION 7.1 TERMINATION. Notwithstanding anything herein to the contrary, this Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing Date, whether before or after the Company has obtained shareholder approval:

          (a) by the mutual written consent of the Company and Parent;

          (b) by either the Company or Parent, if the Merger has not been consummated on or before May 15, 2001 (the "Termination Date") provided, that
                                                               --------
the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to the party whose failure to fulfill any of its obligations under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date;

          (c) by either the Company or Parent, if (i) there shall be any law or regulation that makes consummation of the transactions contemplated by this Agreement illegal or (ii) any judgment, injunction, ruling, order or decree permanently restraining, enjoining or otherwise prohibiting Parent,

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

Merger Sub or the Company from consummating the transactions contemplated by this Agreement is entered and such judgment, injunction, ruling, order or decree shall have become final and nonappealable;

          (d) by Parent, if (i) the Board of Directors of the Company shall have withheld, withdrawn or modified or amended in any respect adverse to Parent or Merger Sub its approval or recommendation of the Merger or shall have resolved to do so, (ii) the Board of Directors of the Company shall have entered into any letter of intent or similar document or any agreement, contract or commitment accepting any Acquisition Proposal, shall have recommended to the shareholders of the Company any Acquisition Proposal or shall have resolved or announced an intention to do so, or (iii) a tender offer or exchange offer for 25% or more of the outstanding shares of the Company Common Stock is announced or commenced and either (A) the Board of Directors of the Company recommends acceptance of such tender offer or exchange offer by its shareholders or (B) within (1) ten (10) business days of such commencement or (2) in any event, at least three (3) business days prior to the shareholder meeting, the Board of Directors of the Company shall have failed to recommend against acceptance of such tender offer or exchange offer by its shareholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders), (iv) the Company shall have failed to include in the Proxy Statement the recommendation of the Company's Board of Directors in favor of the approval of the Merger or this Agreement, (v) if requested in writing by Parent to reaffirm such recommendation, the Company's Board of Directors shall have failed to reaffirm its recommendation in favor of the approval of the Merger and this Agreement within ten business days after the announcement of an Acquisition Proposal (unless such announcement shall have occurred less than ten business days prior to the Special Meeting, in which case such reaffirmation shall occur as soon as practicable, and if so practicable, in advance of the Special Meeting), or (vi) the Company shall have breached its obligations under Section 5.5 in any respect;

          (e) by either the Company or Parent, if (i) the approval of the stockholders of the Company of the Merger and the adoption of this Agreement shall not have been obtained at a duly held meeting of stockholders of the Company or any adjournment thereof or (ii) the shareholders of Parent shall have refused to approve the issuance of the Parent Shares to be issued in the Merger at the EGM or at any adjournment thereof;

          (f) by Parent, if the Company breaches any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, incomplete or incorrect, in either case such that the conditions set forth in
Section 6.3(a) or (b) would not be satisfied (a "Terminating Company Breach");
                                                 --------------------------
provided, however, that if such Terminating Company Breach is curable by the
--------  -------
Company through the exercise of commercially reasonable efforts by the Closing Date, or with respect to any breach that is reasonably capable of being remedied within 30 days and as long as the Company continues to exercise such reasonable efforts during the 30-day period, Parent may not terminate this Agreement under this Section 7.1(f); and provided, further, that the preceding proviso shall not
                         --------  -------
in any event be deemed to extend the Termination Date as set forth in paragraph
(b) of this Section 7.1;

          (g) by the Company, if Parent or Merger Sub breaches any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, incomplete or incorrect, in either case such that the conditions set forth in Section 6.2(a) or (b) would not be satisfied (a "Terminating Parent Breach"); provided, however, that if such Terminating Parent
--------------------------    --------  -------
Breach is curable by Parent through the exercise of commercially reasonable efforts by the Closing Date, or with respect to any breach that is reasonably capable of being remedied within 30 days and as long as Parent continues to exercise such reasonable efforts during the 30-day period, the Company may not terminate this Agreement under this Section 7.1(g); and provided, further, that the preceding proviso shall not in any event be
    --------  -------
deemed to extend the Termination Date set forth in paragraph (b) of this Section 7.1;

          (h) by the Company, (i) if the Form F-4 is not filed with, or submitted in preliminary form on a confidential basis, to the staff of the SEC on or before November 30, 2000 for any reason other than the failure of the Company to comply with any of its agreements or obligations contained in this Agreement, or (ii) if the Form F-4 is not declared effective by the SEC on or prior to April 1, 2001;

          (i) by the Company, prior to receipt of approval of the Company's stockholders of the Merger, if the Company's Board of Directors approves a Superior Proposal; provided, however, that (i) the Company shall have complied
                   --------  -------
with Section 5.5 and (ii) the Board of Directors of the Company shall have concluded in good faith, on the basis of the advice of its outside legal counsel and financial advisors, that such proposal is a Superior Proposal; provided,
                                                                   ---------
however, that this Agreement may not be terminated pursuant to this Section
--------
7.1(i) unless (A) concurrently with, and as a condition to the effectiveness of, such termination, the Company pays to Parent the Termination Fee (as defined in Section 7.3), (B) concurrently with such termination the Company enters into a definitive agreement with respect to, or consummates, such Superior Proposal,
(C) the Company shall have given Parent three business days' prior written notice of the terms and identity of the party proposing such Superior Proposal and of such proposed termination, and (D) during such three business day period, the Company shall have negotiated in good faith with Parent to permit Parent to make an equivalent proposal; or

     (j) by the Company, by notice to Parent not later than 12:00 noon, New York City time, on the second trading day prior to the date of the Special Meeting, specifically referring to this Section 7.1(j), if the Effective Time Parent Share Price shall be less than $33.6356, in which event this Agreement shall be terminated effective at 10:00 a.m., New York City time, on the trading day following Parent's receipt of such notice unless Parent, prior to such time, shall deliver a notice to the Company to the effect that the Exchange Ratio shall be an amount determined by dividing $11.2723 by the Effective Time Parent Share Price multiplied by one over the fraction representing the number of Parent Shares per ADS, in which event this Agreement shall be deemed amended by such notice and shall not terminate.

     The party desiring to terminate this Agreement pursuant to any of paragraphs (a) to (j), inclusive, shall give written notice of such termination to the other party.

     SECTION 7.2 EFFECT OF TERMINATION. Except for any willful breach of this Agreement by any party hereto (which willful breach and liability therefor shall not be affected by the termination of this Agreement or the payment of any Termination Fee (as defined in Section 7.3(a) hereof)), if this Agreement is terminated pursuant to Section 7.1 hereof, then this Agreement shall become void and of no effect with no liability on the part of any party hereto; provided,
                                                                    --------
however, that notwithstanding such termination, the agreements contained in
-------
Sections 7.2, 7.3 and 8.7 hereof and in the provisos to Sections 5.4(a) and 5.4(b) hereof shall survive the termination hereof.

     SECTION 7.3 FEES.

          (a) The Company agrees to pay Parent in immediately available funds by wire transfer to a bank account designated by Parent an amount equal to $5.25 million (the "Termination Fee") if:
              ---------------

          (i) (A) Parent shall terminate this Agreement pursuant to Section 7.1(d) hereof and at the time of such termination pursuant to Section 7.1(d) there shall exist an Acquisition Proposal with respect to the Company that has not been publicly and irrevocably withdrawn (a "Pending Acquisition Proposal")
                                                ----------------------------
and the Company's Board of Directors shall have withdrawn, modified or amended its approval or recommendation of the Merger, or shall have resolved to do so or
(B) the Company terminates this Agreement to enter into an agreement with respect to an Acquisition Proposal; or

          (ii) (A) Either Parent or the Company shall terminate this Agreement pursuant to Section 7.1(b) hereof (other than a termination by the Company pursuant to Section 7.1(b) either (1) after the occurrence of a Parent Material Adverse Effect or (2) in the event a Terminating Parent Breach has occurred and has not been cured in accordance with the terms of Section 7.1(g) by the Termination Date or (3) pursuant to Section 7.1(e)(ii)) or pursuant to Section 7.1(e)(i) hereof, (B) at the time of such termination pursuant to Section 7.1(b) or Section 7.1(e)(i), as the case may be, there shall exist a Pending Acquisition Proposal and (C) within twelve (12) months after any such termination, the Company shall enter into a definitive agreement with respect to any sale of substantially all of its assets or any merger, consolidation, recapitalization, liquidation, tender offer, exchange offer or other business combination involving the acquisition, purchase or change of control of 50% or more of any class of equity securities of the Company (a "Competing Company
                                                          -----------------
Transaction") or any Competing Company Transaction shall be consummated.
-----------

          (b) The Company shall pay the Termination Fee required to be paid pursuant to Section 7.3(a) hereof (if all conditions thereto have been satisfied) (i) not later than one (1) business day after the termination of this Agreement by Parent pursuant to Section 7.3(a)(i), if the Company has not then entered into a definitive agreement with respect to a Competing Company Transaction, or (ii) in any other case provided for in Section

7.3(a), at the earlier of (A) twelve (12) months from the occurrence of the earliest event giving rise to a party's right to terminate this Agreement and
(B) the date of consummation of a Competing Company Transaction described in
Section 7.3(a)(ii)(C) or termination of the definitive agreement relating to such Competing Company Transaction.

          (c) Notwithstanding the requirement of Section 7.3(a) that any Termination Fee be paid in immediately available funds, unless a Competing Company Transaction has been consummated by the Company, the Company at its election may satisfy its obligation to pay a Termination Fee in whole or in part by delivering to Parent shares of Common Stock having a Deemed Value (as hereafter defined) equal to the portion of such Termination Fee not being paid in immediately available funds, provided that in connection therewith it
                                --------
complies with all its obligations under this Section 7.3(c). If the Company wishes to elect to satisfy its obligation to pay a Termination Fee in whole or in part by delivering shares of Common Stock, it shall give notice of such election (the "Company Notice") as soon as may be practicable, but in no event
               --------------
later than the business day prior to the date that payment in full in cash otherwise would be required pursuant to Section 7.3(b). The Company Notice shall also refer to the provisions of this Agreement permitting such election and specify (i) the portion of the Transaction Fee to be paid in immediately available funds and the portion to be paid by delivery of shares, (ii) the period or periods relevant to the calculation of the Deemed Value of the shares of Common Stock to be delivered and (iii) the date on which the required shares shall be delivered to Parent (the "Delivery Date"), which shall be the fifth
                                   -------------
business day in New York City following the last day of the Relevant Period as defined below. For purposes of this Agreement, (i) the "Deemed Value" of a
                                                         ------------
share of Common Stock shall be equal to the average of the Current Market Value (as hereafter defined) of such shares for the ten trading days for the Common Stock (the "Relevant Period") commencing as follows:
            ---------------

          (A) except as set forth in paragraph (B) below, if Parent has terminated the Agreement in one of the circumstances described in Section 7.3(a)(i), on the third trading day after the payment obligation arises;

          (B) if Parent has terminated the Agreement pursuant to Section 7.3(a)(i) after the Company enters into a definitive agreement with respect to a Competing Company Transaction and such definitive agreement is thereafter terminated, on the third trading day following the date of such termination; and

          (C) if the Agreement has been terminated in one of the circumstances described in Section 7.3(a)(ii), on the third trading day following the expiration of twelve (12) months after the date of the Special Meeting or the date specified in Section 7.1(b), as the case may be; and

(ii) the "Current Market Value" of a share of Common Stock shall mean (A) if the
          --------------------
Common Stock is then traded on the AmEx, the closing price, regular way, of such shares at the close of regular trading on such exchange on the relevant date;
(B) if the Common Stock is not then traded on the AmEx but has been traded on another national securities exchange in the United States or on the Nasdaq National Market for at least ten business days, the closing price, regular way, of such shares at the close of regular trading on the principal exchange on which such shares are then trading; (C) if the Common Stock is not so listed or traded but has been quoted on a national over-the-counter market for at least ten business days, the closing bid price of the Common Stock in such market; or
(D) otherwise, the value of the Common Stock as most recently determined as of a date within the six months preceding the date of determination by the Board of Directors of the Company, acting in good faith.

          On the date specified in the Company Notice as the Delivery Date, the Company shall (i) deliver to Parent, free and clear of all Liens, a certificate or certificates, registered in the name of Parent (or such other name or names as Parent may theretofore have specified by notice to the Company), representing in the aggregate the number of shares of Common Stock having a Deemed Value equal to the amount of the Termination Fee that the Company has elected to pay by delivery of shares and (ii) enter into and deliver to Parent a registration rights agreement with respect to such shares in customary form undertaking to register such shares for public sale under the Securities Act at the earliest practicable date. The Company shall make such delivery at a location in New York City specified by Parent or, if none is specified, at the offices of Parent's counsel specified in Section 8.1.

          Notwithstanding the foregoing, if the Company elects to satisfy its obligation to pay a Termination Fee in part but not in whole by delivery of shares of Common Stock, it shall pay the portion of the Termination Fee payable in immediately available funds on the date required by Section 7.3(b).

          (d) Except as provided otherwise in this Section 7.3, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

                                  ARTICLE VIII
                                  MISCELLANEOUS

     SECTION 8.1 NOTICES. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement to any party hereunder shall be in writing and deemed given upon (a) personal delivery,
(b) transmitter's confirmation of a receipt of a facsimile transmission, (c) confirmed delivery by a standard overnight carrier or when delivered by hand or
(d) five (5) days after mailing in the United States or France by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address for a party as shall be specified by notice given hereunder):

          If to the Company, to:

               Vialog Corporation
               32 Crosby Drive
               Bedford, MA 01730
               Fax: (781) 761-6300
               Attention: President

          with a copy to:

               Mirick, O'Connell, DeMallie and Lougee
               100 Front Street
               Worcester, Massachusetts 06108-1477
               Fax: (508) 791-8502
               Attention: David Lougee, Esq.

                          and

               Cadwalader, Wickersham & Taft
               100 Maiden Lane
               New York, New York  10038
               Fax: (212) 504-6666
               Attention: Lawrence A. Larose, Esq.

          If to Parent or Merger Sub, to:

               Genesys SA
               Le Regent-4 rue Jules Ferry
               BP 1145
               34008 Montpellier Cedex 1
               FRANCE
               Fax: 33(0)4-67062750
               Attention: Francois Legros

          with a copy to:

               Breslow & Walker, LLP
               767 Third Avenue
               New York, NY 10017
               UNITED STATES
               Fax: (212) 888-4955
               Attention: Joel M. Walker, Esq.


     SECTION 8.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time. All other covenants and agreements contained herein which by their terms are to be performed in whole or in part, or which prohibit actions, subsequent to the Effective Time, shall survive the Merger in accordance with their terms.

     SECTION 8.3 INTERPRETATION. References herein to the "knowledge of the Company" or the "knowledge of Parent" shall mean the actual knowledge of any of the executive officers of the Company or Parent, as the case may be. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The phrase "made available" when used in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. As used in this Agreement, the term "affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

          The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Agreement. Any matter disclosed pursuant to any Schedule to this Agreement shall not be deemed to be an admission or representation as to the materiality of the item so disclosed.

     Disclosure of a fact in a schedule to this Agreement referred to in
Article III shall provide an exception to, or otherwise qualify, the representations or warranties of the Company, and disclosure of a fact in a schedule to this Agreement referred to in Article IV shall provide an exception to, or otherwise qualify, the representations or warranties of Parent or Merger Sub, as the case may be, in either case specifically referred to in such disclosure and such other representations and warranties to the extent that such disclosure shall reasonably appear to be applicable to such representations and warranties.

     SECTION 8.4  AMENDMENTS, MODIFICATION AND WAIVER.

          (a) Except as may otherwise be provided herein, any provision of this Agreement may be amended, modified or waived by the parties hereto, by action taken by or authorized by their respective Board of Directors, prior to the Closing Date if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and Parent or, in the case of a waiver, by the party against whom the waiver is to be effective; provided, that
                                                                 --------
after the adoption of this Agreement by the shareholders of the Company, no such amendment shall be made except as allowed under applicable law.

          (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 8.5 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that neither the Company nor Parent
                                   --------
may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

     SECTION 8.6 SPECIFIC PERFORMANCE. The parties acknowledge and agree that any breach of the terms of this Agreement would give rise to irreparable harm for which money damages would not be an adequate remedy and accordingly the parties agree that, in addition to any other remedies, each shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy.

     SECTION 8.7 GOVERNING LAW; SUBMISSION TO JURISDICTION. (a) Except for the approval, validity and effect of the Articles of Merger and the Merger provided for herein, which shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts, this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws of the State of New York) as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies.

          (b) Each of the parties hereto irrevocably agrees that any legal action or proceeding relating to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns shall be subject to the exclusive jurisdiction of the United States District Court for the Southern District of New York or any New York State court sitting in New York City (and of the appropriate appellate courts of each such court), and each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each of the parties hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any proceeding relating to this Agreement (a) any claim that is not personally subject to the jurisdiction of the aforesaid courts for any reason other than the failure to lawfully serve process subject to this Section 8.7, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Process in any suit, action or proceeding may be served within or without the jurisdiction of any of the aforesaid courts. Without limiting the foregoing, each party agrees that service of process on it by notice as provided in Section 8.1 shall be deemed effective service of process.

     SECTION 8.8 SEVERABILITY. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by a court of competent jurisdiction, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner.

     SECTION 8.9 THIRD PARTY BENEFICIARIES. This Agreement is solely for the benefit of the Company and its successors and permitted assigns, with respect to the obligations of Parent and Merger Sub under this Agreement, and for the benefit of Parent and Merger Sub, and their respective successors and permitted assigns, with respect to the obligations of the Company under this Agreement, and this Agreement shall not, except to the extent necessary to enforce the provisions of Article I and Section 5.6 hereof, be deemed to confer upon or give to any other third party any remedy, claim, liability, reimbursement, cause of action or other right.

     SECTION 8.10 ENTIRE AGREEMENT. This Agreement, including any exhibits or schedules hereto and the Confidentiality Agreement, constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements or understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof.

     SECTION 8.11 COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.


                            [signature page follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

                              GENESYS SA

                                  /s/ Francois Legros
                              By:________________________________
                              Name:  Francois Legros
                              Title: Chief Executive Officer and
                                     Chairman of the Board

                              ABCD MERGER CORP.

                                  /s/ Francois Legros
                              By:________________________________
                              Name:  Francois Legros
                              Title: President and Chief Executive Officer

                              VIALOG CORPORATION

                                  /s/ Kim Mayyasi
                              By:________________________________
                              Name:  Kim Mayyasi
                              Title: President and Chief Executive
                                     Officer


      [Signature page to Agreement and Plan of Merger and Reorganization]